UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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March 13, 2023

Dear Fellow Goodyear Shareholder,

Thank you for your continued investment in Goodyear. On behalf of the Board of Directors, I am pleased to invite you to attend the 2023 Annual Meeting of Shareholders.

Our business made significant progress in 2022 amid a very challenging operating environment marked by record levels of inflation, supply challenges and softening economic growth globally. Despite this backdrop, Goodyear grew share in both replacement and OE markets, backed by new fitment wins, innovative new products, our advantaged supply chain and leading customer service.

At the same time, we captured the value of our brands in the marketplace, achieving a record level of price/mix. We also continued to execute on plant optimization and structural cost initiatives throughout our operations in the face of continued inflationary pressures. While some of these necessary actions are difficult, I am confident they will set us up for future success.

Our teams also made great progress on the combination of Goodyear and Cooper. With much of the work to integrate the two companies completed during 2022, we are well-positioned to capture the full value of this historic combination in 2023 and beyond. We remain focused on further integrating our brand and product portfolios to benefit our customers and consumers, while driving efficiency in our operations.

During 2022, we also continued to demonstrate why we are a leader at the forefront of new mobility. This is evident in our industry-leading commercial fleet services like Goodyear Sightline, as well as our new business models like our direct-to-consumer mobile van service and AndGo, our predictive vehicle servicing platform.

Through these innovations, we are forging new partnerships and achieving new milestones as we shape the future of mobility. One instance of this is a first for our industry: demonstrated capability to accurately estimate tire-road friction potential and provide real-time information to maximize uptime through our partnership with Gatik, a leader in autonomous middle mile logistics.

While these and other innovations are adding value for customers and helping us win in the marketplace today, we are also focused on operating in ways that will benefit generations to come. Goodyear recently unveiled a demonstration tire made of 90% sustainable materials – a significant step toward our goal of creating the industry’s first 100% sustainable-material tire by 2030. We plan to distinguish ourselves further by offering an up to 70% sustainable-material tire for sale to consumers in the U.S. in 2023.

Goodyear also continues to make progress toward its other sustainability targets, including our goal of reducing Scope 1 and 2 emissions by 46% and certain Scope 3 emissions by 28% by 2030, aligned with the Science-Based Targets initiative (SBTi) and its Net-Zero standard. To this end, our operations in Europe achieved 100% renewable electricity by the end of 2022, fulfilling the goal set out in 2021.

Our ability to execute remains strong despite the challenges the larger world is facing. We are growing share, capturing the value of our brands and realizing the value of our largest-ever acquisition. We also remain undeterred as we help enable mobility and contribute meaningfully to create a better future for the world in which we live.

I am extremely proud of what our teams delivered in 2022. In doing so, they demonstrated resilience in the face of adversity – a defining characteristic for our 125-year-old company.

On behalf of our Board of Directors, thank you for your continued support. We look forward to welcoming you at our annual meeting.

Sincerely,

Richard J. Kramer Chairman of the Board, Chief Executive Officer and President

March 13, 2023

Dear Fellow Goodyear Shareholder,

I am grateful to serve as Goodyear’s independent Lead Director. As a Board, we remain steadfastly committed to representing your interests by providing robust independent oversight and delivering on Goodyear’s strategic priorities. It’s my pleasure to provide you an update on some of the key areas on which we have focused as a Board over the last year.

BOARD OVERSIGHT OF STRATEGY AND PERFORMANCE

Our Board of Directors is composed of committed, qualified and diverse individuals who provide a wealth of experience and expertise directly relevant to Goodyear’s business. We remain focused on ensuring we have the right skillsets on the Board to oversee the execution of Goodyear’s strategy. To that end, we are pleased to welcome Norma Clayton, formerly of The Boeing Company and currently the Chair of the Board of Trustees of Tuskegee University, as a new independent Director since our last annual shareholder meeting. Norma’s leadership experience in manufacturing, operations, technology, innovation and human resources will be invaluable to Goodyear and its shareholders as we build our business and fulfill our role of enabling mobility in a fast-evolving industry.

We are proud of Goodyear’s performance in 2022, particularly given the challenges that we have faced due to the war in Ukraine and the resulting impact on the European economy, global inflation, and the ongoing effects of the COVID-19 pandemic in some regions.

RESPONSIVENESS TO SHAREHOLDER CONCERNS

The Board was disappointed with our say-on-pay vote outcome in 2022 and has been focused on understanding and responding to the shareholder feedback we received related to that vote. Through our engagement efforts that were led by the Chairman of our Human Capital and Compensation Committee, we sought to elicit and consider shareholders’ perspectives related to our executive compensation program. The Compensation Committee, of which I am a member, has carefully considered and adopted a number of specific actions suggested by our shareholders in order to respond to the say-on-pay vote and align our executive compensation program with shareholder expectations and shareholder value creation. Those actions, including changes to our long-term incentive plan design and enhancements in our proxy disclosure, are described in our Compensation Discussion and Analysis in this Proxy Statement.

In addition to discussing our executive compensation programs, we appreciated the opportunity to discuss with shareholders Goodyear’s strategy, operations, governance practices, and environmental and sustainability initiatives.

On behalf of the Board, I want to thank Goodyear’s investors for regularly engaging with the Company and sharing valuable perspectives on how we can continue to improve our executive compensation program. The feedback we receive from shareholders is reported to the full Board and is vital to our decision-making process.

SUCCESSION PLANNING

One of the Board’s core responsibilities is the selection and retention of, and succession planning for, the chief executive officer and other members of management. The Board regularly discusses and reviews management succession plans, both with the chief executive officer and in executive session. I am particularly pleased this year to see some of the fruits of those efforts with the election of Christina Zamarro as Executive Vice President and Chief Financial Officer and Darren Wells as Executive Vice President and Chief Administrative Officer, a newly created position overseeing Goodyear’s strategy and growth initiatives. We have included a further update on our succession planning practices in the section titled “Management Succession Planning.”

I appreciate your ongoing confidence in Goodyear and the Board of Directors, and thank you for your continued investment. We remain committed to serving your interests, and we appreciate the opportunity to serve Goodyear on your behalf.

Sincerely,

Laurette T. Koellner Independent Lead Director

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To the shareholders:

The 2023 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”) will be held at the Sheraton Suites Akron/Cuyahoga Falls, 1989 Front Street, Cuyahoga Falls, Ohio, on Monday, April 10, 2023 at 4:30 p.m., Eastern Time, for the following purposes (the “Annual Meeting”):

   To elect the twelve members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2024 Annual Meeting of Shareholders (Proposal 1);

  To consider and approve an advisory resolution regarding the compensation of our named executive officers (Proposal 2);

   To consider and act upon an advisory vote on the frequency of future shareholder votes regarding the compensation of our named executive officers (Proposal 3);

  To consider and approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 (Proposal 4);

   To consider and approve a proposal to amend Goodyear’s Articles of Incorporation to eliminate statutory supermajority vote requirements applicable to our common stock (Proposal 5);

   To consider and vote upon a shareholder proposal (Proposal 6), if properly presented at the Annual Meeting; and

  To act upon such other matters and to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Location:

Sheraton Suites

Akron/Cuyahoga Falls

1989 Front Street

Cuyahoga Falls, Ohio

Time & Date:

Monday, April 10, 2023 at 4:30 p.m.,

Eastern Time

The Board of Directors fixed the close of business on February 14, 2023 as the record date for determining shareholders entitled to notice of, and to vote at, the 2023 Annual Meeting. Only holders of record of shares of common stock, without par value, of Goodyear (“Common Stock”) at the close of business on February 14, 2023 will be entitled to vote at the 2023 Annual Meeting and postponements or adjournments, if any, thereof.

If you are not able to attend, we hope that you will vote by proxy. These proxy materials contain detailed information about the matters on which we are asking you to vote. Please read the materials, including the Board’s recommendation on each Proposal, thoroughly. Your vote is very important to us.

March 13, 2023

By order of the Board of Directors

Daniel T. Young, Secretary

Please vote via the internet or by telephone or complete, date and sign your Proxy and return it promptly in the enclosed envelope

PROXY STATEMENT SUMMARY

This summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. This proxy statement and the form of proxy are first being sent to shareholders on or about March 13, 2023.

Proposals and Board Recommendations

Proposal		Board’s Voting Recommendation	Page Reference

1.	Election of Directors	FOR each Nominee	15

2.	Advisory Vote on Executive Compensation	FOR	22

3.	Advisory Vote on Say-On-Pay Frequency	ONE YEAR	23

4.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	91

5.	Company Proposal with respect to amending the Company’s Articles to eliminate statutory supermajority vote requirements applicable to our common stock	FOR	93

6.	Shareholder Proposal regarding Shareholder Ratification of Excessive Termination Pay	AGAINST	95

Business Overview

Goodyear is one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. In 2022, our net sales were $20,805 million and Goodyear net income was $202 million. We develop, manufacture, distribute and sell tires for most applications through our strong portfolio of brands, led by the Goodyear brand, one of the most recognizable brand names in the world, as well as the Cooper, Dunlop, Kelly, Mastercraft, Roadmaster, Debica, Sava and Fulda brands.

We are one of the world’s largest operators of commercial truck service and tire retreading centers. We operate approximately 950 retail outlets where we offer our products for sale to consumer and commercial customers and provide repair and other services. We have a pervasive distribution network that is focused on making the tire buying process easier — with a concentrated network of aligned third-party distributors, approximately 300 warehouse distribution facilities, and a leading business-to-consumer e-commerce platform.

We manufacture our products in 57 manufacturing facilities in 23 countries, including the United States, and we have marketing operations in almost every country around the world. We employ approximately 74,000 full-time and temporary associates worldwide.

i

PROXY SUMMARY

2022 Year in Review

Despite a challenging operating environment in 2022, Goodyear grew market share and delivered stable earnings on robust revenue growth.

Thanks to the combination with Cooper Tire & Rubber Company (“Cooper Tire”), along with a slate of innovative new products and our advantaged supply chain, we grew tire volumes more than the industry during 2022. We delivered replacement volume growth of 7% against an industry that declined 2%. We also grew OE volumes 15% against an industry that grew 5%, reflecting continued industry recovery and new fitment wins. During 2022, we won 60 percent of the fitments we sought and nearly tripled our wins on electric vehicle fitments versus 2021.

In the face of significant inflationary cost pressures, we captured the value of our brands in the marketplace, reflected in strong revenue per tire growth of approximately 16% (before the effects of foreign currency). In addition to driving the top line higher, price/mix benefitted earnings by $2.5 billion — a company record, which more than offset $1.9 billion of higher raw material costs and most of the $0.9 billion of inflationary and other cost increases.

In response to ongoing cost pressures, we took actions to manage our cost structure. In addition to pursuing ongoing operational productivity initiatives, which are even more valuable given the effects of inflation, we also commenced a series of structural cost savings programs to help our businesses match the reality of the current environment. Expected to benefit 2023 and beyond, these programs include the announced closure of our facility in Melksham, UK, the exit of our South African retail operations, and a rationalization and reorganization of our global salaried workforce.

As we executed well in the face of an uncertain and volatile environment, we continued to lay the groundwork for future earnings growth while making progress to help shape a better future through our sustainability initiatives.

We made meaningful progress on the integration of Cooper Tire, ensuring the combination’s promised value and putting us on track to achieve the targeted run-rate synergies by mid-2023.

We continued to demonstrate why we are a leader at the forefront of new mobility trends, where we are helping shape the intelligent tire. In one example, we demonstrated capability to accurately estimate tire-road friction potential and provide real-time information to maximize uptime through our partnership with Gatik, a leader in autonomous middle mile logistics.

Meanwhile, we continued to make progress on our bold sustainability goals. Among these is our recently unveiled demonstration tire comprised of 90% sustainable materials — a significant step toward our goal of creating the industry’s first 100% sustainable-material tire.

ii

PROXY SUMMARY

Relative Performance

Our market share in key consumer replacement tire markets, global consumer original equipment tires, and key commercial replacement tire markets all rose in 2022 when compared to 2021.

Share of Market	2021	2022

Consumer Replacement - Key Markets	12.2%	15.4%

Consumer OE - Global	8.9%	10.1%

Commercial Replacement - Key Markets	8.8%	10.1%

Shareholder Engagement and Responsiveness

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern. We have a robust shareholder engagement program that includes an annual outreach that is focused on our long-term business strategy, executive compensation, corporate governance, corporate responsibility and other topics suggested by our shareholders. Our annual outreach helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters.

As part of our annual outreach (based on our outstanding common stock as of December 31, 2022):

We requested the opportunity to meet with shareholders representing 80% of outstanding shares held by institutional investors.	We engaged with shareholders representing 63% of outstanding shares held by institutional investors. The Chairman of our Compensation Committee participated in most meetings.

Our outreach this year gave us an opportunity to discuss:

•	Executive compensation, including investor feedback on our 2022 say-on-pay vote and actions we proposed taking in response;
•	Our sustainability initiatives and disclosures, including our recent Task Force on Climate-related Financial Disclosure (TCFD) response and information from our Corporate Responsibility Report;
•	Board oversight, composition and governance, including our response to the 2022 shareholder proposal calling for the elimination of any remaining supermajority voting requirements;
•	Updates on our diversity and inclusion initiatives;
•	Our leadership position in mobility and fleet solutions; and
•	Our recent acquisition of Cooper Tire and ongoing integration efforts.

iii

PROXY SUMMARY

RESPONSE TO 2022 SAY-ON-PAY VOTE

At the 2022 annual meeting, our say-on-pay vote was approved by 21% of our shareholders. The Human Capital and Compensation Committee (the “Compensation Committee”) and entire Board were disappointed with this outcome and have been focused on understanding and responding to our shareholders’ feedback reflected in this vote. Through our engagement efforts, we sought to elicit and consider shareholders’ perspectives related to our executive compensation program, program design elements and specific actions to inform appropriate responses to the say-on-pay vote.

During these engagements, we continued to receive positive feedback on our balanced metrics in the 2022 annual and long-term incentive plans, and shareholders did not have concerns with the fundamental aspects of our compensation program’s design. Instead, shareholders who voted against say-on-pay in 2022 noted specific compensation actions taken during 2021 as the driver of their vote. These actions were not repeated in 2022, and the Compensation Committee made commitments to not repeat these actions in the future except in truly extraordinary circumstances. Furthermore, other changes were implemented to our program, informed by feedback we received from our shareholders.

Our Compensation Discussion and Analysis, beginning on page 27, provides a discussion of the areas of concern that these shareholders expressed and the actions the Compensation Committee has taken in response. All of the shareholders that we spoke with indicated that these actions were appropriate and acceptable resolutions to the low say-on-pay vote in 2022.

Executive Compensation Highlights

Our executive compensation program is designed to support achievement of our business objectives and to serve the long-term interests of our shareholders and is strongly aligned to Company performance and measurable financial and other metrics, thereby aligning management’s interests with our shareholders’ interests by focusing management on driving increased shareholder value. Our financial and other metrics also continue to be aligned with our strategic objectives, as shown in the table below.

Strategic Objective	Metric

Competitive Advantage	Market Share and Variable Manufacturing Cost

Profitability	EBIT and Net Income

Strong Liquidity	Free Cash Flow

Return Generated on Investments in Business	Cash Flow Return on Capital

Superior Shareholder Returns	Relative TSR Modifier

New Mobility	New Mobility Goals

Corporate Responsibility and Sustainability	ESG Metrics

Specific Drivers of Success of Business	Strategic and Operational Performance Goals

iv

PROXY SUMMARY

The resulting compensation for our named executive officers is comprised of a mix of variable and fixed compensation that is strongly linked to our performance. For 2022, our compensation metrics were:

	Incentive Program	Metrics	Weighting

ANNUAL INCENTIVES	Annual Incentive Plan	Market Share	15%
		Cost	15%
		Free Cash Flow	15%
		EBIT	15%
		New Mobility	10%
		Environmental, Social and Governance (ESG)	10%
		Strategic and Operational Performance Goals	20%

LONG-TERM AWARDS		2022-2024 Awards 2022 Performance Period Financial Metrics
	Performance-Based Awards (Paid out in Equity and Cash)	Net Income	50%
		Cash Flow Return on Capital	50%
		Three-year ESG Metrics	+0-25%

		• Reduction in Greenhouse Gas Emissions • Use of Sustainable Materials
	Restricted Stock Units	Three-year cliff vesting

Director Nominees

Our well-qualified and diverse group of directors brings an important mix of leadership, boardroom and operating experience to Goodyear. Our directors provide us with critical insights on many important issues facing our business. These collective attributes enable the Board to exercise appropriate independent oversight of management and pursue long-term, sustainable shareholder value creation by providing strategic input on the development and oversight of the implementation of our long-term strategy.

Our Board seeks to have well-balanced tenures, with longer serving directors who provide knowledge of our business through industry cycles and newer directors with fresh perspectives. Consistent with our Corporate Governance Guidelines, the Governance Committee seeks nominees who will provide a diversity of perspectives in Board deliberations, as well as diversity in personal characteristics, such as age, gender and ethnicity. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Governance Committee and the Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership.

v

PROXY SUMMARY

The composition of the nominees for election to the Board at the 2023 Annual Meeting is reflected below. See Proposal 1 for additional details.

Corporate Governance Highlights

WE HAVE AN ABIDING COMMITMENT TO GOOD GOVERNANCE, AS ILLUSTRATED BY THE FOLLOWING PRACTICES:

•  Annually elected directors; no classified board

•  Majority voting for the election of directors with a resignation policy

•  Lead independent director with clear, robust responsibilities

•  100% independent audit, compensation and nominating committees

•  Regular executive sessions of the independent directors

•  Conduct annual Board and Committee evaluations

•  Proxy access available to 3 year, 3% shareholders for up to 20% of Board

•  Overboarding policy in place for directors

•  No poison pill in place

•  Shareholders have the right to call a special meeting at 25%

•  Clear and robust corporate governance guidelines

•  Maintain a leading corporate responsibility program with Board oversight

vi

Notice of 2023 Annual Meeting of Shareholders and Proxy Statement
Proxy Statement Summary
1	Corporate Governance Principles and Board Matters

2	Board Leadership Structure

3	Board’s Role in Risk Oversight

5	Management Succession Planning

5	Consideration of Director Nominees

5	Director Selection Guidelines

6	Identifying and Evaluating Nominees for Director

8	Board Structure and Committee Composition

12	Corporate Responsibility

14	Communications with the Board

14	Board Independence

14	Overboarding Policy
15	Proposal 1 – Election of Directors
22	Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers
23	Proposal 3 – Advisory Vote on the Frequency of Future Say-on-Pay Advisory Votes
24	Letter to Shareholders from Chairman, Human Capital and Compensation Committee
26	Compensation Discussion and Analysis Table of Contents
27	Compensation Discussion and Analysis

27	Executive Summary

32	Compensation Philosophy and Strategy

33	Process for Determining Executive Compensation

37	2022 Executive Compensation Elements

38	Annual Compensation

44	Long-Term Compensation

53	Retirement and Other Benefits

57	Compensation Policies and Practices
59	Compensation Committee Report
60	Executive Compensation

60	Summary Compensation Table

62	Summary of Realized Pay Earned by Our Chief Executive Officer for 2020, 2021 and 2022

63	Grants of Plan-Based Awards

65	Outstanding Equity Awards at Fiscal Year-End

67	Option Exercises and Stock Vested

67	Defined Contribution Plan Benefits

68	Pension Benefits

71	Nonqualified Deferred Compensation

71	Potential Payments Upon Termination or Change-in-Control

78	Director Compensation Table

80	Risks Related to Compensation Policies and Practices

80	Pay Ratio

81	Item 402(v) Pay Versus Performance Table
86	Beneficial Ownership of Common Stock
88	Related Person Transactions
89	Principal Accountant Fees and Services
90	Report of the Audit Committee
91	Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm
93	Proposal 5 – Company Proposal
95	Proposal 6 – Shareholder Proposal
99	General Information

99	Shares Voting

99	Vote Required

100	Attending the Annual Meeting

100	Adjourned Meeting

100	Voting Shares Held in Street Name

101	Savings Plan Shares

101	Voting of Proxy

102	Revocability of Proxy

102	Confidentiality

102	Shareholders Sharing The Same Address

103	Form 10-K

103	Costs of Solicitation

103	Submission of Shareholder Proposals and Nominations

104	Other Business
105	Exhibits

105	Exhibit A - Use of Forward-Looking Statements

107	Exhibit B - Text of Amendment to Amended Articles of Incorporation

108	Exhibit C - The Goodyear Tire & Rubber Company Executive Officer Cash Severance Policy

USE OF FORWARD-LOOKING STATEMENTS

For additional information regarding our use of forward-looking statements in this Proxy Statement, see Exhibit A.

CORPORATE GOVERNANCE

PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Human Capital and Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at https://corporate.goodyear.com/us/en/investors/governance/documents-charters.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

CURRENT COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2022

Committees
	Independent	Audit	Human Capital & Compensation	Corporate Responsibility & Compliance	Finance	Governance	Executive

Ms. Clayton		MEMBER		MEMBER

Mr. Firestone			CHAIR		MEMBER		MEMBER

Mr. Geissler		MEMBER			MEMBER

Ms. Koellner, Lead Director			MEMBER			MEMBER	CHAIR

Mr. Kramer, Chairman and CEO							MEMBER

Ms. Lewis					CHAIR	MEMBER	MEMBER

Mr. Mahendra-Rajah		MEMBER		MEMBER

Mr. McGlade		CHAIR				MEMBER	MEMBER

Mr. Palmore		MEMBER		CHAIR			MEMBER

Ms. Siu				MEMBER	MEMBER

Mr. Wessel				MEMBER

Mr. Williams			MEMBER			CHAIR	MEMBER

Number of Meetings in 2022		6	5	3	4	4	1

1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Board Leadership Structure

Mr. Kramer serves as our Chairman, Chief Executive Officer and President and Ms. Koellner was elected by the independent members of the Board to serve as our independent Lead Director, initially effective June 30, 2019 and subsequently each year thereafter. The Board believes that the current Board leadership structure is the most appropriate for the Company and its shareholders at this time. The Board periodically reviews the Board leadership structure and the roles of the Chairman and independent Lead Director, taking into consideration the views expressed by our shareholders.

In order to ensure that the independent and non-management members of the Board maintain proper oversight of management on behalf of our shareholders, the Board has an independent Lead Director who is elected annually by the independent members of the Board. The election of a Lead Director by the independent members of the Board demonstrates the Board’s continuing commitment to strong corporate governance, Board independence and the importance of the role of Lead Director.

Currently, the Board believes that having Mr. Kramer serve as Chairman best positions the Company to compete successfully and advance our shareholders’ interests. His extensive knowledge of the Company and the tire industry, gained through 23 years of experience in positions of increasing authority including Chief Financial Officer and President, North America, is valuable to the Board in his role as Chairman. Mr. Kramer has provided strong and open leadership of the Board as the Company executes its strategy in a highly competitive industry that continues to be challenged by volatile global economic conditions. The current combination of the Chairman and CEO roles enhances the Company’s ability to coordinate the development, articulation and execution of a unified strategy at both the Board and management levels. The Board also believes that having Mr. Kramer serve as Chairman and CEO has facilitated the flow of information to, and discussion among, members of the Board regarding the Company’s business.

The Governance Committee believes that Ms. Koellner is highly qualified to serve as our Lead Director and that she provides strong leadership of the independent and non-management directors and diligently fulfills her duties as Lead Director.

LEAD DIRECTOR DUTIES

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•	Call meetings or executive sessions of the independent directors, and coordinate and develop the agenda for those meetings or sessions

•	Serve as liaison between the Chairman and the independent directors

•	Approve the schedule of Board meetings to ensure that there is sufficient time for discussion of all agenda items and advise the Chairman on the same

•	Approve all information sent to the Board, including meeting agendas, and advise the Chairman on such matters, and may specifically request the inclusion of information
•	Interview, along with the Chairman of the Governance Committee, all Board candidates and make recommendations to the Governance Committee and the Board

•	Discuss with the Governance Committee and the Chairman the membership of Board committees and the selection of committee chairs

•	Evaluate, together with the Compensation Committee, the Chairman and CEO’s performance, and meet with the Chairman and CEO to discuss that evaluation

•	Assist the Governance Committee in connection with the annual Board and committee evaluation process, and address any issues regarding director performance

•	If requested by major shareholders, ensure that she is available for consultation and direct communication in appropriate circumstances

2

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Additional duties of our independent Lead Director are set forth in Annex II to our Corporate Governance Guidelines.

In addition to the clearly-delineated and comprehensive oversight responsibilities of our Lead Director, the independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him. The Board has strong and effective independent oversight of management:

•	83% of the Company’s director nominees are independent;

•	All members of the Audit, Compensation and Governance Committees are independent directors;

•	Committee Chairs, all of whom are independent, approve agendas for their committee meetings;

•

Board and Committee agendas are prepared based on discussions with all directors and recommendations from management, and all directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate; and

•	The Board holds executive sessions of the independent directors at each Board meeting that are led by the Lead Director.

The Board’s policy is that, especially in our changing and challenging environment, it must retain the flexibility to determine the most effective Board leadership structure at any particular point in time. As a result, the Board has the responsibility to establish our leadership structure, including in connection with any CEO succession. Some of the factors that the Board has considered, and may consider in the future, in combining or separating the Chairman and CEO roles, include:

•	The respective responsibilities of the Lead Director, the Chairman of the Board and the CEO;

•

The effectiveness of the current Board leadership structure, including the Board’s assessment of the performance of the Chairman and CEO and the Lead Director and whether the Board is maintaining strong, independent oversight of management;

•	Shareholder views on our Board leadership structure;

•	The Company’s operating and financial performance, including the potential impact of particular leadership structures on the Company’s performance;

•	The ability to attract or retain well-qualified candidates for the positions of CEO, Chairman of the Board and Lead Director;

•	Practices at other similarly situated U.S. public companies; and

•	Legislative and regulatory developments.

Board’s Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, strategic, operational, financial (accounting, liquidity and tax), legal, regulatory, and environmental, social and governance risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain areas are conducted by relevant Board Committees that report their deliberations to the Board.

3

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board’s Role in Risk Oversight

The Board and its Committees oversee risks associated with their principal areas of focus, as summarized below. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by the fact that the Lead Director and Chairman attend virtually all Committee meetings and that Committee reports are provided to the full Board following each Committee meeting. We believe that our leadership structure also enhances the Board’s risk oversight function since our Lead Director regularly discusses the material risks facing the Company with management. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives as part of his management responsibilities. Both the Lead Director and the Chairman are well-equipped to lead Board discussions on risk issues.

BOARD/COMMITTEE AREAS OF RISK OVERSIGHT

Full Board

•  Strategic, financial and execution risk associated with the annual operating plan and strategic plan (including allocation of capital investments);

•  Major litigation and regulatory matters;

•  Significant acquisitions and divestitures; and

•  Management succession planning.

Audit Committee

•  Risks associated with financial matters, particularly financial reporting and disclosure, accounting, and internal controls, as well as risks associated with information technology and cybersecurity.

Human Capital and Compensation Committee	• Risks associated with the establishment and administration of executive compensation, incentive compensation programs, diversity and inclusion, and performance management of officers.

Governance Committee	• Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.

Finance Committee	• Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), tax strategies, currency and interest rate exposures, and insurance strategies.

Committee on Corporate Responsibility and Compliance	• Risks associated with health, safety and the environment, climate change, sustainability, product quality, and the Company’s legal and ethical compliance programs.

4

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Management Succession Planning

Management Succession Planning

The Board of Directors considers the selection and retention of, and succession planning for, the Chief Executive Officer and other senior leaders to be one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the CEO delivers a report regarding succession planning with respect to the office of the Chief Executive Officer and other members of the executive management team on at least an annual basis. The Board then discusses management succession with the CEO, and during an executive session when the CEO is not present. These discussions include an evaluation of potential internal candidates for succession and identification of additional experience that candidates should gain to be ready to succeed in their proposed new roles. The Board also retains, from time to time, outside advisors to assist the Board in assessing our senior leadership and identifying developmental needs. As necessary, the Board also considers the need to recruit talent externally if internal candidates do not possess the requisite skills. In practice, these discussions often occur more frequently than annually, based on the Company’s needs at any particular time.

The Board also reviews, on an annual basis, talent across the entire organization, in particular diversity and how promotions and new hires supplement the diversity pool, focusing on what skill sets are needed for the that group to be successful. More frequent updates on progress against our goals are provided to the Compensation Committee in their meetings throughout the year. Associates who may become members of the executive team in the next five to ten years are provided exposure to the Board through presentations and other networking events.

An example of the Board’s succession planning activities is the recently announced leadership changes. Effective on January 1, 2023, Darren Wells was elected Executive Vice President and Chief Administrative Officer, a newly created position overseeing our strategy, business development, information technology and project management initiatives, and Christina Zamarro was promoted to succeed Mr. Wells as Executive Vice President and Chief Financial Officer. Prior to her promotion, Ms. Zamarro most recently served as Vice President, Finance and Treasurer.

Consideration of Director Nominees

The Governance Committee will consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines.”

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved guidelines for selecting directors as part of our Corporate Governance Guidelines. Criteria considered in the selection of directors include:

•	Personal qualities and characteristics, including the highest personal and professional integrity, sound judgment, and reputation in the business community or a record of public service;

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Director Selection Guidelines

•	Substantial business experience or professional expertise and a record of accomplishments;

•	Experience and stature necessary to be highly effective, working with other members of the Board, in serving the long-term interests of shareholders;

•	Ability and willingness to devote sufficient time to the affairs of the Board and the Company and to carry out their duties effectively;

•

The needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of the other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diverse business experience, substantive expertise, skills and background, as well as diversity in personal characteristics, such as age, gender and ethnicity; and

•	Ability to satisfy Goodyear’s and The Nasdaq Stock Market’s independence standards.

Identifying and Evaluating Nominees for Director

The Governance Committee (in this section, the “Committee”) is responsible for identifying, screening and recommending persons for nomination to the Board. The Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. On occasion, the Committee also retains third-party executive search firms to identify candidates. Under our prior master labor agreement with the United Steelworkers (the “USW”), the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a director in December 2005, was identified and recommended by the USW. Ms. Clayton, who became a director in 2022, was identified and recommended by Ms. Koellner, our Lead Director.

Once a prospective nominee has been identified, the Committee makes an initial determination on whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the director selection guidelines described above. If the Committee determines, in consultation with the Chairman of the Board, the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s director selection guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors and the evaluations of other prospective nominees. The Committee seeks to have a diverse Board representing a range of backgrounds, knowledge and skills relevant to the Company’s business and the needs of the Board. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and to be diverse in terms of age, gender and ethnicity. These diversity characteristics are among the Board’s priorities when evaluating a pool of potential director candidates.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Lead Director, the Chairman of the Committee, one or more other members of the Committee and others as appropriate,

6

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Identifying and Evaluating Nominees for Director

interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated for election to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

DIRECTOR SKILL AND DIVERSITY MATRIX

Our Board is comprised of committed, qualified individuals with a diverse and complementary blend of skills, business and personal experiences, backgrounds and expertise, including the following:

Skills

Public Company CEO/CFO

Financial Expert / M&A / Capital Markets

Industrial Manufacturing

Automotive / Auto Supply Chain

Technology

International

Marketing and Branded Consumer Products

Business Model Transformation

Legal / Regulatory

Demographics

Age	64	68	69	68	57	53	69	71	63	63	64

Gender Diverse	F	M	M	F	F	M	M	M	F	M	M

African American

Asian

White

7

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Identifying and Evaluating Nominees for Director

Public Company CEO/CFO	Directors who have served in senior leadership roles at large organizations provide us with a practical understanding of organizations, processes, strategy, risk management and other factors that promote growth.

Financial Expert/M&A/Capital Markets	An understanding of finance and accounting assists our directors in overseeing our financial reporting and internal controls to ensure they are accurate and transparent.

Industrial Manufacturing	Directors with manufacturing experience provide valuable insight to management on the development and execution of our strategy.

Automotive / Auto Supply Chain	Directors with experience in automotive or the automotive supply chain provide valuable insight to management on our broader industry and the factors impacting it.

Technology	Directors with expertise in technology provide valuable insight to management in developing advanced technologies that enable us to deliver superior products and services to our customers.

International	As a global company, we benefit from our directors who have experience with multinational companies or in international markets to help direct our global business plans and navigate challenges that we may encounter in our international operations.

Marketing and Branded Consumer Products	Marketing and branding initiatives are essential to our growth strategy to increase market share in a competitive industry.

Business Model Transformation	Directors who have enabled transformational growth help us consider how our products and services are delivered in the market as consumer preferences change over time.

Legal/Regulatory	Directors with knowledge of the legal and regulatory framework in which we operate help evaluate risks and how our business may be impacted by governmental actions and public policy.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has twelve directors, each elected annually, and the following six committees: (1) Audit, (2) Human Capital and Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, (5) Governance, and (6) Executive. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board, except for the Executive Committee which is provided for by our Code of Regulations. During 2022, the Board held nine meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors who then served on the Board attended the last annual meeting of shareholders.

8

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Audit Committee

Audit Committee

MEMBERS:

Ms. Clayton

Mr. Geissler

Mr. Mahendra-Rajah

Mr. McGlade (Chairman)

Mr. Palmore

MEETINGS IN 2022: 6

The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations, and Mr. Mahendra-Rajah and Mr. McGlade are audit committee financial experts.

KEY RESPONSIBILITIES:

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. The Audit Committee appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures; oversees Goodyear’s information technology and cybersecurity strategy; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is on page 90 of this Proxy Statement.

Human Capital and Compensation Committee

MEMBERS:

Mr. Firestone (Chairman)

Ms. Koellner

Mr. Williams

MEETINGS IN 2022: 5

The Board has determined that each member of the Compensation Committee is independent within the meaning of Goodyear’s independence standards and applicable Nasdaq listing standards.

KEY RESPONSIBILITIES:

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for officers and other key personnel. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies for directors, officers and other key personnel, administers its incentive compensation plans (including reviewing and approving grants to officers and other key personnel), and reviews and approves annually all compensation decisions relating to officers, including the Chief Executive Officer. The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement, reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement, and periodically reviews our diversity and inclusion strategies and progress. The report of the Compensation Committee is on page 59 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and plans. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and

9

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Human Capital and Compensation Committee

Human Capital and Compensation Committee (continued)

other significant decisions related to the administration of its duties. The Compensation Committee also will consider the results of shareholder advisory votes on executive compensation matters and the changes, if any, to Goodyear’s executive compensation policies, practices and plans that may be warranted as a result of any such vote and reviews an annual risk assessment of Goodyear’s executive compensation policies, practices and plans as part of its role in overseeing management’s identification and management of, and planning for, compensation-related risks. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain outside advisors, including independent compensation consultants, to assist it in evaluating actual and proposed compensation for officers. The Compensation Committee also has the authority to approve, and receive appropriate funding from Goodyear for, any such outside advisor’s fees. Prior to retaining any such advisors, the Compensation Committee considers the independence-related factors identified in applicable securities laws and Nasdaq listing standards. During 2022, the Compensation Committee retained Exequity LLP as its compensation consultant, and has determined that Exequity is independent. The Compensation Committee solicits advice from the compensation consultants on executive compensation matters relating to the CEO and other officers. This advice is described in more detail under the heading “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Independent Compensation Consultant.”

Committee on Corporate Responsibility and Compliance

MEMBERS: Ms. Clayton Mr. Mahendra-Rajah Mr. Palmore (Chairman) Ms. Siu Mr. Wessel MEETINGS IN 2022: 3

KEY RESPONSIBILITIES:

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal and ethical compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee monitors Goodyear’s objectives, policies, programs and performance with respect to environmental, social and governance (ESG) matters, including its climate strategy, sustainability initiatives, and compliance with environmental laws and regulations. The Committee also monitors Goodyear’s objectives, policies, programs and performance with respect to workplace health and safety and product quality. The Committee may recommend appropriate new policies to the Board of Directors.

10

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Finance Committee

Finance Committee

MEMBERS: Mr. Firestone Mr. Geissler Ms. Lewis (Chairwoman) Ms. Siu MEETINGS IN 2022: 4

KEY RESPONSIBILITIES:

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, insurance strategies, banking arrangements and lines of credit, pension plan funding, and significant mergers and acquisitions and other business development activities. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

MEMBERS:

Ms. Koellner

Ms. Lewis

Mr. McGlade

Mr. Williams (Chairman)

MEETINGS IN 2022: 4

The Board has determined that each member of the Governance Committee is independent within the meaning of Goodyear’s independence standards.

KEY RESPONSIBILITIES:

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

Executive Committee

MEMBERS: Mr. Firestone Ms. Koellner (Chairwoman) Mr. Kramer Ms. Lewis Mr. McGlade Mr. Palmore Mr. Williams MEETINGS IN 2022: 1

KEY RESPONSIBILITIES:

The Executive Committee is comprised of the Chairperson of each of the Board’s other standing committees, the Chairman of the Board and the Lead Director, who serves as Chairwoman of the Executive Committee. The Executive Committee may transact all business and take any actions that can be done by the Board of Directors, except that it does not have authority to fill any Board or committee vacancies.

11

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

Corporate Responsibility

In 2022, we reinforced our commitment to corporate responsibility. Corporate responsibility is an integral part of our strategy and operations. We are committed to ethical and sustainable practices to protect the planet and people; give back to the community; provide a safe, diverse, and healthy workplace; and engage our associates in these efforts.

Sustainability is included in Goodyear’s strategy roadmap — illustrating the importance of sustainability factors, consistent with our corporate responsibility framework, Goodyear Better Future, and reinforcing our commitment to balancing environmental, social and financial demands without compromising the ability of future generations to meet their needs.

Goodyear Better Future’s governance structure focuses on enhancing the management, transparency and communication of our high-priority ESG topics. The pillars of our corporate responsibility framework are highlighted on the following page.

ENVIRONMENTAL SUSTAINABILITY AND CLIMATE CHANGE

As part of our corporate responsibility commitment, Goodyear reinforced its efforts around environmental stewardship over the last year. In December 2021, we announced our climate ambition, which features our goal to reach net-zero value chain greenhouse gas (GHG) emissions by 2050, aligned with the Science-Based Targets initiative (SBTi) and its Net-Zero Standard. We also announced our commitment to achieve near-term science-based targets by 2030. Using 2019 as a base year, we are committed to reducing our Scope 1 and 2 emissions by 46% by 2030 and certain direct Scope 3 emissions by 28% over the same time frame. Goodyear submitted our 2030 and 2050 targets to SBTi for independent validation in 2022.

In 2022, Goodyear developed a comprehensive decarbonization roadmap, including an action plan to achieve our climate ambition. In addition, we expanded our climate reporting to align with the recommendations and supplementary guidance from the Task Force on Climate-related Financial Disclosures (TCFD). Moving forward, we will continue to integrate actions to achieve our ambitions into our operating plans and implement new metrics to track our progress.

BOARD AND MANAGEMENT OVERSIGHT

While our full Board oversees and guides our strategic direction, the Board’s Committee on Corporate Responsibility and Compliance oversees our corporate responsibility and climate strategy objectives and regularly monitors our progress towards achieving them. Functional leaders, including our Vice President and Chief Sustainability Officer; Vice President, Global Quality; Senior Vice President, Global Operations and Chief Technology Officer; and Chief Risk Officer and Associate General Counsel, Regulatory Affairs, meet with the Committee regularly to align and review our strategy, goals and progress.

12

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

BETTER FUTURE FRAMEWORK

Goodyear Better Future, our corporate responsibility framework, was launched in 2018 to enhance the existing governance of our high-priority topics. The framework details the high-priority environmental and social sustainability topics we manage across the business. Our focus on these topics creates value for our stakeholders, drives innovation, manages risk, and builds a better future.

The pillars of our framework are highlighted below.

Pillar

Topic	Sustainable Raw Materials and Sourcing Supply Chain Management	Safety and Health Operational Impacts Product Quality End-of-Life Tires (“ELT”) Business Continuity	Advancing Tire Performance Shaping the Mobility Revolution	Compliance and Ethics Health and Wellness Community Engagement Diversity and Inclusion Talent Development

Focus Areas	• Source sustainable natural rubber • Increase sustainable material usage • Pursue raw material traceability • Remove materials of concern • Manage supply chain ESG risks	• Culture of safety and health • Reduce environmental impacts • Produce high-quality products • Drive ELT to beneficial reuse • Risk analysis and mitigation	• Fuel efficiency, safety, longevity, and comfort • Fleets, autonomous, connected and electric vehicles	• Demonstrate ethical values • Healthy and well workforce • Global community engagement • Diverse and inclusive culture • Robust talent development

Our Corporate Responsibility Report is typically published in the second quarter of each year. For more information on Goodyear’s commitment to corporate responsibility, please visit www.goodyear.com/responsibility. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

13

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Communications with the Board

Communications with the Board

As described on Goodyear’s website at https://corporate.goodyear.com/us/en/investors/governance/contact-board.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the non-management directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Board Independence

The Board has determined that ten of the twelve director nominees are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by The Nasdaq Stock Market and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Kramer, our Chairman of the Board, Chief Executive Officer and President, is not considered independent. In addition, in light of his relationship with the USW, Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Parker-Hannifin Corporation did not impair the independence of Mr. Williams. The relationship was de minimis, constituting approximately three-hundredths of one percent (0.03%) of either Goodyear’s or Parker-Hannifin’s consolidated gross revenues in the most recent fiscal year.

Overboarding Policy

Our Corporate Governance Guidelines provide that directors may not simultaneously serve on the board of directors of (i) more than four public companies, including the Company, or (ii) in the case of public company executive officers, more than two public companies, including the Company.

The Governance Committee annually reviews each director’s service on and contributions to the Board, including consideration of each director’s public company leadership roles and other outside commitments, prior to recommending a director or nominee for election to the Board. All of our directors are currently in compliance with our overboarding policy.

14

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors has selected the following twelve nominees recommended by the Governance Committee for election to the Board of Directors. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for an alternate designated by the current Board of Directors.

Norma B. Clayton

Director Since: November 28, 2022 Committees: Audit Corporate Responsibility and Compliance Age: 64

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Vice President for Learning, Training and Development of The Boeing Company

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Clayton was Vice President for Learning, Training and Development of The Boeing Company, an aerospace manufacturer, from July 2007 until her retirement in March 2016. Ms. Clayton joined Boeing in February 1995 where she held a variety of leadership roles across engineering, plant operations and optimization, manufacturing excellence, quality and product safety, sourcing, supply chain and procurement, and human resources. Prior to joining Boeing, she spent several years leading plant operations and sourcing at Lockheed Martin, and prior to that, she held management roles in manufacturing and engineering at General Electric, after starting her career at General Motors.

OTHER PUBLIC COMPANY DIRECTORSHIPS HELD SINCE JANUARY 1, 2018:

Nucor Corporation (2021 – present)

Ms. Clayton is also currently the Chair of the Board of Trustees of Tuskegee University. Ms. Clayton’s global leadership experience in manufacturing, operations, technology, innovation and human resources will be valuable to Goodyear and its shareholders as it continues to build its business and enables mobility in a fast-evolving industry.

15

ELECTION OF DIRECTORS

James A. Firestone

Director Since: December 3, 2007 Committees: Compensation (Chairman) Finance Executive Age: 68

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Firestone was Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation from January 2014 until his retirement on October 31, 2016. Mr. Firestone was President, Corporate Operations from October 2008 to December 2013 and President of Xerox North America from October 2004 to September 2008. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques.

OTHER PUBLIC COMPANY DIRECTORSHIPS HELD SINCE JANUARY 1, 2018:

None

Mr. Firestone has extensive executive management experience in positions of increasing responsibility, including most recently as a senior executive officer of Xerox Corporation, which is of similar size and global complexity as Goodyear. He also has over 20 years of profit and loss management responsibility, as well as significant international business experience and merger and acquisition experience. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations and finance matters.

Werner Geissler

Director Since: February 21, 2011 Committees: Audit Finance Age: 69

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Vice Chairman, Global Operations of The Procter & Gamble Company
Operating Partner of Advent International

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Geissler was Vice Chairman, Global Operations of The Procter & Gamble Company from August 2007 until his retirement on December 31, 2014, and was Group President, Central & Eastern Europe, Middle East and Africa from July 2004 to July 2007. He joined Procter & Gamble in 1979 and held positions of increasing responsibility in various brand and general management and operations roles in Europe, the Middle East, Central Asia, Japan, Africa and the United States.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Philip Morris International Inc. (2015 – present)

Mr. Geissler, a native of Germany, has deep executive management experience, including as a senior executive officer of Procter & Gamble, where he oversaw Procter & Gamble’s extensive worldwide business operations. He has significant international business experience and profit and loss management responsibility. These experiences provide him with valuable insights as a director of Goodyear, particularly with respect to consumer marketing and international, operations and finance matters.

16

ELECTION OF DIRECTORS

Laurette T. Koellner

Director Since: February 23, 2015 Lead Director Committees: Compensation Governance Executive (Chairwoman) Age: 68

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly President of Boeing International and Executive Chairman of International Lease Finance Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc., from June 2012 until its sale in May 2014. From 1978 until 2007, Ms. Koellner held positions of increasing responsibility at McDonnell Douglas Corporation and The Boeing Company, an aerospace company, including as President of Boeing International, where she oversaw Boeing’s international operations, and President of Connexion by Boeing, which provided satellite-based connectivity services to aircraft and maritime vessels. While at Boeing, Ms. Koellner also served as Vice President and General Auditor, Vice President and Corporate Controller, and Chief Human Resources Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Celestica Inc. (2009 – present)

Nucor Corporation (2015 – present)

Papa John’s International, Inc. (2014 – present)

Ms. Koellner has significant senior executive management experience, including extensive international business experience, as well as financial and human resources experience. Her service in leadership positions on several public company boards of directors provides her with the necessary skills to be Lead Director and also provides us with important insights on business practices in a variety of industries.

Richard J. Kramer

Director Since: February 22, 2010 Committees: Executive Age: 59

CURRENT PRINCIPAL OCCUPATION:

Chairman of the Board, Chief Executive Officer and President of Goodyear

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Kramer joined Goodyear in March 2000 as Vice President – Corporate Finance, serving in that capacity as Goodyear’s principal accounting officer until August 2002, when he was elected Vice President, Finance – North American Tire. In August 2003, he was named Senior Vice President, Strategic Planning and Restructuring, and in June 2004 was elected Executive Vice President and Chief Financial Officer. Mr. Kramer was elected President, North American Tire in March 2007 and continued to serve as Chief Financial Officer until August 2007. In June 2009, Mr. Kramer was elected Chief Operating Officer and continued to serve as President, North American Tire until February 2010. He was elected Chief Executive Officer and President effective April 13, 2010 and Chairman effective October 1, 2010. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, including two years as a partner.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

The Sherwin-Williams Company (2012 – present)

Mr. Kramer has been an executive officer of Goodyear for 23 years and has a critical role in creating our strategy and strengthening our leadership teams as Chief Executive Officer and previously as Chief Financial Officer and as President, North American Tire. Mr. Kramer’s deep knowledge of Goodyear, global markets, manufacturing, finance and accounting provides our Board with valuable perspectives that are necessary to advance Goodyear’s business and the interests of our shareholders.

17

ELECTION OF DIRECTORS

Karla R. Lewis

Director Since: April 12, 2021 Committees: Finance (Chairwoman) Governance Executive Age: 57

CURRENT PRINCIPAL OCCUPATION:

President and Chief Executive Officer of Reliance Steel & Aluminum Co.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Lewis is currently Chief Executive Officer of Reliance Steel & Aluminum Co., a leading global diversified metal solutions provider and the largest metals service center company in North America, a position she was elected to on January 1, 2023. She joined Reliance in 1992 as Corporate Controller and has held various positions of increasing responsibility since then including serving as Chief Financial Officer from 1999 until January 2021 and President from January 2021 until December 2022. While serving as Chief Financial Officer, she was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015. For four years prior to joining Reliance, Ms. Lewis was employed by Ernst & Young LLP (Ernst & Whinney) as a certified public accountant.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Reliance Steel & Aluminum Co. (2021 – present)

Ms. Lewis has over 30 years of financial management experience from her service as Controller and Chief Financial Officer of Reliance. She also possesses extensive merger and acquisitions and integration experience, having worked on many such transactions during her career at Reliance. These experiences will be valuable to Goodyear and its shareholders in both the near-term and in the years to come.

Prashanth Mahendra-Rajah

Director Since: June 11, 2021 Committees: Audit Corporate Responsibility and Compliance Age: 53

CURRENT PRINCIPAL OCCUPATION:

Executive Vice President, Finance and Chief Financial Officer of Analog Devices, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Mahendra-Rajah is currently Executive Vice President, Finance and Chief Financial Officer of Analog Devices, Inc., a global technology company and semiconductor manufacturer, a position he has held since May 2022. Previously, he was Senior Vice President, Finance and Chief Financial Officer from October 2017 to May 2022. From June 2014 to September 2017, he was Chief Financial Officer of WABCO Holdings Inc., a global automotive parts manufacturer and provider of electronic braking, stability and transmission systems for commercial vehicles. Previously, Mr. Mahendra-Rajah held finance positions of increasing responsibility at Applied Materials, Inc. (2012 to 2014), Visa Inc. (2010 to 2012) and United Technologies Corporation (1998 to 2010).

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

None

Mr. Mahendra-Rajah’s expertise in finance, analysis and strategic planning has made him a highly valued leader throughout his career. Among his accomplishments as a senior executive, he has helped position global companies for transformative growth following mergers and acquisitions. His extensive background in technology industries combined with a general-manager mindset will be extremely valuable to Goodyear and its shareholders as the Company focuses on future mobility. Mr. Mahendra-Rajah also has the necessary skills and experience to be an “audit committee financial expert.”

18

ELECTION OF DIRECTORS

John E. McGlade

Director Since: December 5, 2012 Committees: Audit (Chairman) Governance Executive Age: 69

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chairman, President and
Chief Executive Officer of Air Products and Chemicals, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. McGlade was Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc., a global provider of atmospheric, process and specialty gases, from March 2008 until his retirement on July 1, 2014. He joined Air Products in 1976 and held various positions of increasing responsibility, including as Group Vice President, Chemicals Group, and President and Chief Operating Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Bunge Limited (2014 – 2019)

Mr. McGlade has strong leadership skills and extensive management, international and operating experience. He has also had responsibility for the environment, health, safety and quality function during his career at Air Products. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations matters. Mr. McGlade’s tenure as a Chief Executive Officer of a publicly traded company also provides him the necessary skills to be Chairman of our Audit Committee and to be an “audit committee financial expert.”

Roderick A. Palmore

Director Since: August 7, 2012 Committees: Audit Corporate Responsibility and Compliance (Chairman) Executive Age: 71

CURRENT PRINCIPAL OCCUPATION:

Senior Counsel at Dentons US LLP

Formerly Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary of General Mills, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Palmore joined General Mills, a global manufacturer and marketer of food products, as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary in February 2008 and served in that capacity until his retirement on February 16, 2015. Following his retirement from General Mills, he joined Dentons, an international law firm, as senior counsel. From 1996 to 2008, he worked for Sara Lee Corporation in a variety of legal leadership roles, ultimately becoming Executive Vice President, General Counsel and Secretary. Prior to 1996, he worked at the U.S. Department of Justice and in private practice.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Cboe Global Markets, Inc. (2000 – present)

Express Scripts Holding Co. (2014 – 2018)

In his role at General Mills, he was responsible for the company’s worldwide legal activities, corporate ethics, compliance, and corporate security. Notably, Mr. Palmore is also a nationally recognized advocate for diversity in the legal industry and the founding chair of the Leadership Council on Legal Diversity. Through his experience as general counsel of consumer product public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in compliance and ethics matters, diversity, equity and inclusion, and the legal issues facing Goodyear. In addition, his experience provides him with strong risk management skills. This broad business knowledge and public board experience, as well as his strong leadership skills, are valuable assets to the Board of Directors.

19

ELECTION OF DIRECTORS

Hera K. Siu

Director Since: December 4, 2019 Committees: Corporate Responsibility and Compliance Finance Age: 63

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Corporate Vice President and Chief Executive Officer, Greater China, of Cisco Systems, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Siu was Chief Executive Officer, Greater China, for Cisco Systems, Inc., a leading global technology company, from July 2017 until her retirement on September 28, 2020. She previously served as Chief Operating Officer, Greater China, of Cisco from November 2016 until June 2017.

From February 2014 to June 2016, she served as Senior Vice President and Managing Director, Greater China, for Pearson, LLC, a global education company that leverages technology to enhance teaching and learning. Ms. Siu was employed by SAP, a global software and data processing firm, as Senior Vice President, and then President, of

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Vallourec SA (2021 – present)

TeamViewer AG (2021 – present)

ASMPT Limited (August 2022 – present)

China and Hong Kong from April 2010 to June 2013, and as Senior Vice President, e-Commerce, Asia Pacific Region, from July 2013 to January 2014. Ms. Siu also previously held positions of increasing responsibility and leadership for companies including Nortel, Inc., Hong Kong Telecom, Ltd., Computer Associates, Inc., and Nokia Telecommunications, Ltd.

Ms. Siu possesses more than 30 years of management experience, with a strong understanding of outcome-based solutions and emerging business models. Her extensive technology background and deep knowledge of the China marketplace will be extremely valuable to Goodyear and its shareholders as Goodyear continues to focus on the future of mobility.

Michael R. Wessel

Director Since: December 6, 2005 Committees: Corporate Responsibility and Compliance Age: 63

CURRENT PRINCIPAL OCCUPATION:

President of The Wessel Group Incorporated

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding The Wessel Group, he served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006.

Mr. Wessel is an attorney with over 30 years of experience as an economic and international trade policy advisor in Washington, D.C. Mr. Wessel has acted as an advisor to Congressman Richard Gephardt, both in the U.S. House of Representatives and to his presidential campaigns in 1987-88 and 2003-04, to the Clinton/Gore Transition

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

None

Office in 1992 and 1993, and to Senator John Kerry’s presidential campaign in 2004. Mr. Wessel also serves as a Commissioner on the U.S.-China Economic and Security Review Commission, a position he has held since April 2001.

Mr. Wessel’s extensive experience with public policy matters and his government service, including as an advisor to former Majority Leader Gephardt and as an appointee on government commissions, provides us with valuable perspectives on public policy matters impacting trade, international economic affairs and other matters of importance to Goodyear.

20

ELECTION OF DIRECTORS

Thomas L. Williams

Director Since: February 26, 2019 Committees: Compensation Governance (Chairman) Executive Age: 64

CURRENT PRINCIPAL OCCUPATION:

Executive Chairman of the Board of Parker-Hannifin Corporation; Formerly Chief Executive Officer of Parker-Hannifin Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Williams is the Executive Chairman of Parker-Hannifin Corporation, a leading worldwide diversified manufacturer of motion and control technologies and systems. He has served as Chairman of the Board of Parker since January 2016 and was Chief Executive Officer of Parker from February 2015 until his retirement on December 31, 2022. From August 2008 to February 2015, Mr. Williams was Executive Vice President and Operating Officer of Parker. Mr. Williams joined Parker in 2003 as Vice President of Operations – Hydraulics Group and became President – Instrumentation Group in 2005 and Senior Vice President – Operating Officer in 2006. Prior to joining Parker, Mr. Williams was employed by General Electric Company for 22 years, where he held various executive operating positions for four different business groups: GE Capital, Aviation, Lighting and Transportation.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2018:

Parker-Hannifin Corporation (2015 – present)

Chart Industries, Inc. (2008 – 2019)

Mr. Williams has over 30 years of international operations experience and particular expertise on complex and cyclical businesses, as well as extensive knowledge of manufacturing, distribution, logistics and innovation, through his service in executive-level positions at both Parker and General Electric. He also has a track record of focusing on safety and sustainability. As a global manufacturer, we believe that Mr. Williams will provide valuable perspectives in these areas as a director of Goodyear.

Your Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director named in this Proxy Statement (Proposal 1).

21

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your vote to approve, on an advisory (or non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our Compensation Discussion and Analysis (“CD&A”), which starts on page 27, describes our executive compensation program. We encourage you to read the CD&A before casting your vote.

The advisory resolution below, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our executive compensation program for our named executive officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement.

The resolution is required by Section 14A of the Securities Exchange Act of 1934. The resolution is not intended to indicate your approval of the matters disclosed under the heading “Risks Related to Compensation Policies and Practices” or future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering those payments to the extent required by applicable law.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the shareholders of The Goodyear Tire & Rubber Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders.”

Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote.

Your Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution to approve the compensation of our named executive officers (Proposal 2).

22

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY ADVISORY VOTES

We are seeking your preference, on an advisory (or non-binding) basis, with respect to the frequency of future shareholder votes regarding the compensation of our named executive officers. This advisory “frequency” vote is required at least once every six years. The last advisory “frequency” vote was in 2017.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote regarding the compensation of our named executive officers that occurs annually is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a frequency of “One Year” for future shareholder votes regarding the compensation of our named executive officers.

We have found that an annual advisory vote on our executive compensation program has enhanced shareholder communication by encouraging our shareholders to regularly provide us with their input on our executive compensation policies, practices and plans. We believe that an annual advisory vote will continue to provide us a means to obtain regular feedback on shareholder sentiment regarding our executive compensation decisions.

You may vote for a say-on-pay vote frequency of every one, two or three years, or you may abstain from expressing a preference when you vote on the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast will be determined to be the preferred frequency with which the Company is to hold a shareholder advisory vote regarding the compensation of the Company’s named executive officers.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the shareholder advisory vote regarding the compensation of our named executive officers that will be considered to be preferred by our shareholders. However, because this vote is not binding on the Board, the Board may decide, either now or in the future, that it is in the best interests of our shareholders and the Company to hold a shareholder advisory vote regarding the compensation of our named executive officers more or less frequently than the option preferred by our shareholders.

Your Board of Directors unanimously recommends that shareholders vote for a frequency of ONE YEAR for future say-on-pay advisory votes (Proposal 3).

23

March 13, 2023

Dear Fellow Goodyear Shareholder,

As Chairman of the Human Capital and Compensation Committee, I would like to share the Committee’s perspective on executive compensation at Goodyear and how we are designing a program to ensure alignment between our talented executives’ and shareholders’ interests, with a focus on long-term value creation and alignment of pay with performance.

The Committee continuously seeks input from investors on how the program can drive the achievement of our corporate objectives and align with the investment community’s priorities. With this in mind, we were disappointed with the low level of support our say-on-pay proposal received in 2022. Following that vote, we directed a robust shareholder engagement campaign in 2022 — meeting with Goodyear’s investors to better understand their perspectives on our executive compensation program and hear their concerns on our 2022 say-on-pay proposal, including why they opposed the proposal.

I personally participated in many of these meetings with Goodyear’s largest investors and solicited their feedback directly. I was encouraged to hear that the overwhelming majority of investors support Goodyear’s ongoing executive compensation program and share the Committee’s confidence that it effectively incentivizes and rewards the executive team. We also asked for investors’ perspective on potential program changes the Committee was considering in response to their feedback.

Investors broadly expressed their support for these changes, and the Committee was pleased to approve the following program enhancements for 2023:

•	Increase the rigor of the performance thresholds of the TSR modifier for our long-term performance-based awards so that a target payout is only achieved if relative TSR is at the 55th percentile of the peer group rather the the 50th percentile.

•	Add a cap to the TSR modifier to limit the impact to 1.0x if Goodyear’s absolute TSR is negative over the performance period regardless of our relative performance against the peer group.

•	Further reduce the weighting of individual strategic and operational objectives from 20% to 10% and increase the weighting of free cash flow and EBIT by 5% each.

•	Provide enhanced disclosure, as noted below, regarding our ESG metrics and succession planning activities.

In response to growing investor interest in Goodyear’s sustainability initiatives and their integration with the Company’s long-term value creation strategy, the Committee enhanced disclosure of our ESG-related performance metrics and goals, including those in our annual and long-term incentives in 2022.

In our conversations with investors, we heard that some opposed the 2022 say-on-pay proposal specifically because of the one-time awards the Committee granted to certain officers in 2021. Furthermore, some shareholders interpreted these retention awards as an indication that Goodyear’s succession planning may be inadequate.

I explained that the Committee only granted these awards given Goodyear’s unique circumstances at that time, and that the Committee deemed those awards necessary to ensure the retention of key executives amid the integration of Cooper Tire, which marked Goodyear’s largest-ever acquisition. The awards achieved the desired effect; I am pleased to report that the Cooper Tire integration has gone well and our synergies are on track. Additionally, to respond

24

Letter to shareholders

to investors’ concerns, we enhanced our succession planning disclosures in this Proxy Statement to highlight the Board’s active and robust ongoing succession planning processes. Finally, we committed to not grant similar one-time awards or make payments outside of our normal compensation program except in truly extraordinary circumstances and to not grant further one-time pension- based retention awards under any circumstances.

The Committee is confident that all of these program changes for 2023 are directly responsive to the shareholder feedback we received leading up to and following the 2022 say-on-pay vote, and ensure that our program remains aligned with shareholder interests. We hope to have your support for this years’ say-on-pay vote.

I invite you to read the Compensation Discussion and Analysis that follows for a comprehensive review of our executive compensation program, the shareholder feedback we received, and the changes made in response to that feedback. On behalf of the Committee, thank you for your continued engagement and support of Goodyear.

Sincerely,

James A. Firestone

Chairman, Human Capital and Compensation Committee

25

COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

27	Executive Summary
27	Shareholder Engagement and Meaningful Response
29	Compensation Program Structural Improvements
29	2022 Operating Results
31	Strong Pay for Performance Alignment

32	Compensation Philosophy and Strategy
32	Pay for Performance

33	Process for Determining Executive Compensation
34	Executive Compensation Governance and Best Practices
35	Independent Compensation Consultant
35	Compensation Peer Group
36	Target Setting

37	2022 Executive Compensation Elements

38	Annual Compensation
38	Base Salary

38	Annual Incentive Plan

44	Long-Term Compensation
44	2022 Grants of Performance-Based Incentives
48	2022 Financial Performance
51	Impact of TSR Modifier and Payout of 2020-2022 Long-Term Incentive Awards
52	2022 Restricted Stock Unit Grants

53	Retirement and Other Benefits
53	Retirement Benefits
55	Severance and Change-in-Control Benefits
55	Perquisites

56	Executive Deferred Compensation Plan

57	Compensation Policies and Practices
57	Stockholding Guidelines
57	Prohibition on Hedging and Pledging
57	Recovery of Compensation (Claw-back Policy)

USE OF FORWARD-LOOKING STATEMENTS

For additional information regarding our use of forward-looking statements in this Proxy Statement, see Exhibit A.

26

COMPENSATION

DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and programs, focusing in particular on the Compensation Committee’s decisions about named executive officers (“NEOs”) in 2022.

OUR NEOS FOR 2022 ARE:

Richard J. Kramer	Chairman, Chief Executive Officer and President

Darren R. Wells	Executive Vice President and Chief Financial Officer

Stephen R. McClellan	President, Americas

Christopher R. Delaney	President, Europe, Middle East and Africa

David E. Phillips	Senior Vice President and General Counsel

Ryan G. Patterson	Former Senior Vice President and Chief Operating and Integration Officer, Americas

SHAREHOLDER ENGAGEMENT AND MEANINGFUL RESPONSE

At the 2022 annual meeting, our say-on-pay vote was approved by 21% of our shareholders. The Compensation Committee and entire Board were disappointed with this outcome and have been focused on understanding and responding to our shareholders’ feedback reflected in this vote. Through our engagement efforts, we sought to elicit and consider shareholders’
perspectives related to our executive compensation program, program design elements and specific actions to inform appropriate responses to the say-on-pay vote.

EXTENSIVE SHAREHOLDER ENGAGEMENT

We requested the opportunity to meet with shareholders representing 80% of outstanding shares held by institutional investors.	We engaged with shareholders representing 63% of outstanding shares held by institutional investors. The Chairman of our Compensation Committee participated in most meetings.

In evaluating potential changes to our executive compensation program, the Compensation Committee carefully reviewed the shareholder feedback received from our engagement efforts. During these engagements, we continued to receive positive feedback on our balanced metrics in the 2022 annual and long-term incentive plans, and shareholders did not have concerns with the fundamental aspects of our compensation program’s design. Instead, shareholders who voted against say-on-pay in 2022 noted specific compensation actions taken during 2021 as the driver of their vote.

The following table provides an overview of the areas of concern that these shareholders expressed and actions the Compensation Committee has taken in response. All of the shareholders that we spoke with indicated that these actions were appropriate and acceptable resolutions to the low say-on-pay vote in 2022.

27

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Feedback we heard	How we responded
Shareholders are overwhelmingly supportive of our CEO and his leadership. The primary area of concern underlying votes against the say-on-pay proposal in 2022 was the one-time nature of the 2021 pension-based retention agreements and the value creation plan awards. Shareholders expressed a strong preference for executive compensation to be managed solely within existing programs. No shareholders asked Goodyear to revise the agreements. Some shareholders noted that the one-time awards could be viewed as an indication that succession planning for senior executives is not robust. Accordingly, shareholders asked for more disclosure on Goodyear's management succession planning processes.	• The Compensation Committee agrees that our regular, ongoing executive compensation program should be the primary method for incentivizing and retaining our executives. • We did not make any one-time awards in 2022. Furthermore, the Compensation Committee has committed not to make one-time awards in the future absent truly extraordinary circumstances and to not make further one-time pension-based retention awards under any circumstances. • We enhanced disclosure on our management succession planning processes in response to shareholder feedback. See "Management Succession Planning" at page 5.
Shareholders supported changes to the TSR modifier in our long-term incentive plan to add more rigor to the long-term target goal and a cap at target if our TSR is negative.	In direct response to investor discussions, we have amended the TSR modifier for the 2023-2025 long-term incentive plan to include the following provisions: • Target payout is only achieved if relative TSR is at the 55th percentile of the peer group, instead of the 50th percentile. • TSR modifier is capped at 1.0x if our absolute TSR is negative.
Shareholders are generally supportive of the inclusion of ESG metrics in our annual and long-term incentive plans and requested enhanced disclosure regarding these metrics so they can better evaluate the metrics' rigor.	We have included enhanced disclosure of our ESG-related performance metrics and goals. See "Annual Compensation – Annual Incentive Plan – Annual Incentive Plan Payouts" at page 40 and "Long-Term Compensation – 2022 Grants of Performance-Based Incentives – ESG Index" at page 48.
Shareholders understand the benefits of individual strategic and operational objectives but questioned their relative weighting in our annual incentive plan.	We have further reduced the weighting of individual strategic and operational objectives from 20% to 10% and increased the weighting of free cash flow and EBIT by 5% each in our 2023 annual incentive plan.
While our shareholders agree that 3-year long-term incentive awards are ideal, they understand the volatility we are managing in our business given its cyclical nature and are not prescriptive on this point. Their preference over time is for us to move to 3-year awards once the environment is more conducive.	We will revisit and evaluate this point annually with shareholders as part of our ongoing engagement efforts, in light of business conditions and outlook.

28

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

COMPENSATION PROGRAM STRUCTURAL IMPROVEMENTS

Our compensation programs focus leadership on key areas that create value and align with the interests of our shareholders. The Compensation Committee considers many factors when modifying our compensation programs, including alignment with the company’s strategy, market practice and trends, and shareholder feedback, including the results of say-on-pay votes. We have taken numerous actions over the past several years to enhance our programs, strengthen the links between pay and performance and incentivize management to deliver for shareholders, including the following:

2022 OPERATING RESULTS

Operating results during 2022 reflected solid performance in a uniquely challenging environment.

A CHALLENGING GLOBAL AND INDUSTRY BACKDROP

The tire industry continued its post-pandemic recovery to begin the first half of 2022. This recovery, however, was also marked by a host of challenges impacting the industry and industrial economy more broadly. These included supply chain disruption and staffing constraints. At the same time, the effects of war in Ukraine and the lingering influence of COVID-19 in China further stressed automotive supply chains globally and replacement markets regionally.

While some of these challenges proved to be transitory, others persisted throughout the entire year. Among the most impactful on our operations were the effects of decades-high inflation, resulting in significant increases not only in our raw material costs, but also costs for other inputs like wages, transportation and energy.

As the effects of inflation and central bank actions implemented in response to inflation took hold, industry growth slowed in several markets during the second half of the year, especially Europe. This included dealers lowering inventories on a weaker economic outlook and to manage the effects of inflation on their own balance sheets.

29

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

SOLID EXECUTION DESPITE THE VOLATILE ENVIRONMENT

Despite these challenges, Goodyear grew share and delivered stable earnings on robust revenue growth during the year.

Thanks to the combination with Cooper Tire, along with a slate of innovative new products and our advantaged supply chain, we grew tire volumes more than the industry during 2022. We delivered replacement volume growth of 7% against an industry that declined 2%. We also grew OE volumes 15% against an industry that grew 5%, reflecting continued industry recovery and new fitment wins. During 2022, we won 60 percent of the fitments we sought and nearly tripled our wins on electric vehicle fitments versus 2021.

In the face of significant inflationary cost pressures, we captured the value of our brands in the marketplace, reflected in strong revenue per tire growth of approximately 16% (before the effects of foreign currency). In addition to driving the top line higher, price/mix benefitted earnings by $2.5 billion – a company record, which more than offset $1.9 billion of higher raw material costs and most of the $0.9 billion of inflationary and other cost increases.

In response to ongoing cost pressures, we took actions to manage our cost structure. In addition to pursuing ongoing operational productivity initiatives, which are even more valuable given the effects of inflation, we also commenced a series of structural cost savings programs to help our businesses match the reality of the current environment. Expected to benefit 2023 and beyond, these programs include the announced closure of our facility in Melksham, UK, the exit of our South African retail operations, and a rationalization and reorganization of our global salaried workforce.

Cash flow from operating activities for the full year was $521 million compared with approximately $1.1 billion of cash generation in the prior year, reflecting a planned rebuild of our finished goods inventories given abnormally low levels in 2021 and the impact of inflation on working capital. We began to trim production levels in the fourth quarter of the year to manage these effects and a slower industry volume environment at the end of the year.

LOOKING AHEAD

As we executed well in the face of an uncertain and volatile environment, we moved the business forward in other ways. We continued to lay the groundwork for future earnings growth while also making progress to help shape a better future through our sustainability initiatives.

We made meaningful progress on the integration of Cooper Tire, ensuring the combination’s promised value and putting us on track to achieve the targeted run-rate synergies by mid-2023.

We continued to demonstrate why we are a leader at the forefront of new mobility trends, where we are helping shape the intelligent tire. In one example, we demonstrated capability to accurately estimate tire-road friction potential and provide real-time information to maximize uptime through our partnership with Gatik, a leader in autonomous middle mile logistics.

Meanwhile, we continued to make progress on our bold sustainability goals. Among these is our recently unveiled demonstration tire comprised of 90% sustainable materials – a significant step toward our goal of creating the industry’s first 100% sustainable-material tire.

Goodyear also continues to make progress toward its other sustainability targets, including our goal of reducing Scope 1 and 2 emissions by 46% and certain Scope 3 emissions by 28% by 2030. To this end, our operations in Europe achieved 100% renewable electricity by the end of 2022, fulfilling the goal set out in 2021.

30

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

STRONG PAY FOR PERFORMANCE ALIGNMENT

The following table shows our compensation program’s strategic objectives and related metrics:

Strategic Objective	Metric

Competitive Advantage	Market Share and Variable Manufacturing Cost

Profitability	EBIT and Net Income

Strong Liquidity	Free Cash Flow

Return Generated on Investments in Business	Cash Flow Return on Capital

Superior Shareholder Returns	Relative TSR Modifier

New Mobility	New Mobility Goals

Corporate Responsibility and Sustainability	ESG Metrics

Specific Drivers of Success of Business	Strategic and Operational Performance Goals

Our 2022 payouts reflect solid execution in a challenging environment and pay-for-performance alignment. For 2022, the payout for overall company performance on our annual incentive plan was 103%, driven by strong performance in our Share metrics. For the completed 2020-2022 performance cycle, the payout for performance on our long-term awards was 76%, including the impact of the TSR modifier which reduced payouts by 20%.

Earnings for the 2022 performance period under each of our 2020-2022, 2021-2023 and 2022-2024 long-term awards were approved at 34%, driven by below target achievement on our net income metric and below threshold performance on our cash flow return on capital metric. Actual payouts for the outstanding long-term awards remain subject to continued employment, the TSR modifier and an ESG index.

Our 2022 payouts reflect the continued rigor of our compensation program goals.

To further demonstrate structural pay and performance alignment, the following table shows both our annual and long-term incentive payouts over the last five years, as well as the impact of the TSR modifier on our long-term awards:

INCENTIVE PAYOUT HISTORY

	2018	2019	2020	2021	2022

Annual Incentive Plan Payout	0%	131%	77%	166%	103%

Three-Year Long-Term Incentive Plan Payout	39%	22%	33%	86%	76%

Three-Year TSR Modifier	0.80x	0.80x	0.80x	0.80x	0.80x

31

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Strategy

Compensation Philosophy and Strategy

The following core principles form the foundation of the compensation program for our executives, including the named executive officers:

FIRST, compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.	SECOND, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

THIRD, performance pay should offer an opportunity for above average compensation when our performance exceeds our goals balanced by the risk of below average compensation when it does not.

FOURTH, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our shareholders.

PAY FOR PERFORMANCE

We believe that our compensation program is consistent with our performance-based compensation philosophy and serves the long-term interests of our shareholders. The payouts under our incentive compensation plans are strongly aligned with our performance under our operating plan — demonstrating our commitment to an executive compensation program that pays for performance.

Consistent with our philosophy, as illustrated below, 90% of total target compensation for our CEO is at-risk and almost 70% is performance-based.

In the above chart, total target compensation reflects base salary, target annual incentive opportunity and the grant date target value of long-term incentives.

32

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Strategy

For 2022, the payout for overall company performance on our annual incentive plan was 103%, driven by strong performance in our Share metrics, attributable to better than expected performance despite challenging market conditions.

As a result of challenging global economic conditions, performance under our 2020-2022, 2021-2023 and 2022-2024 long-term awards of 34% was approved for the 2022 performance periods, subject to continued service, a relative total shareholder return modifier (which we refer to as the “TSR modifier” and which is described in more detail on page 47) and, for the 2021-2023 and 2022-2024 performance cycles, an ESG index of up to 25% of target. For the year ended December 31, 2022, our stock was in the bottom quartile of companies in the S&P 500 during the three-year period ended December 31, 2022, resulting in a TSR modifier of 0.8 times, which reduced the payout for the 2020-2022 performance cycle by 20%.

Process for Determining Executive Compensation

The Compensation Committee undertakes ongoing review of our executive compensation policies, practices and plans to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the markets in general. The Compensation Committee also meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and plans. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual and long-term incentive targets and awards for officers other than himself, including the other named executive officers. The Compensation Committee also obtains feedback, advice and recommendations on our compensation program from its independent compensation consultant and reviews Company performance, compensation practices of its peers, compensation surveys and other materials regarding executive compensation.

In determining the compensation of a named executive officer, the Compensation Committee considers various factors, including:

•	Company performance against corporate and operating unit objectives,

•	The Company’s relative shareholder return,

•	The compensation of officers with similar responsibilities at comparable companies,

•	Individual performance,

•	Current and future responsibilities, including succession considerations,

•	Retention considerations,

•	The awards given to the named executive officer in past years, and

•

The relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers (which we refer to as “internal pay equity”), including comparing the relationship to that found at comparable companies. In reviewing the CEO’s compensation relative to our other named executive officers, the Compensation Committee takes into account the fact that we do not currently have a president or chief operating officer between the CEO and our business unit presidents or corporate senior vice presidents as do many companies.

33

COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

EXECUTIVE COMPENSATION GOVERNANCE AND BEST PRACTICES

The Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation philosophy and serve the long-term interests of our shareholders:

34

COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has the authority to retain outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our officers. In August 2021, the Compensation Committee selected Exequity as its independent compensation consultant.

As part of their engagement, the compensation consultant reviewed our executive compensation peer group and conducted a competitive analysis of compensation for the named executive officers as well as an analysis of the share usage, dilution and overhang of our equity compensation plan. The compensation consultant also assisted the Compensation Committee with a variety of other issues, including setting CEO compensation, the design and establishment of performance metrics and goals under our variable incentive plans, reviewing our compensation risk analysis, responding to our 2022 say-on-pay vote outcome, and reviewing this Compensation Discussion and Analysis.

In addition, the compensation consultant reviewed and provided recommendations regarding our non-management director compensation program and made presentations to the Compensation Committee on trends and regulatory developments in executive compensation. When requested by the Compensation Committee, an Exequity representative attends Compensation Committee meetings and participates in private sessions with the Compensation Committee, and Committee members are free to consult directly with Exequity as desired. The compensation consultant works with Goodyear management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

COMPENSATION PEER GROUP

The Compensation Committee annually reviews the pay levels and practices of peer companies in order to assess the competitive positioning of Goodyear’s pay levels and plan designs. For these purposes, the Compensation Committee utilizes the following peer group:

FOR 2022 COMPENSATION DECISIONS, THE PEER GROUP CONSISTED OF:

Adient plc	Fluor Corporation	PPG Industries, Inc.

Aptiv PLC	Kimberly-Clark Corporation	Stanley Black & Decker, Inc.

BorgWarner Inc.	Lear Corporation	Tenneco Inc.[2]

Cummins Inc.	Navistar International Corporation[1]	Textron Inc.

Dana Incorporated	PACCAR Inc.	Trane Technologies

Eaton Corporation plc	Parker-Hannifin Corporation	Whirlpool Corporation

Emerson Electric Co.

1 – No longer publicly traded as of July 2021

2 – No longer publicly traded as of November 2022

Our peer group consists of 19 companies selected according to their similarity to our size and complexity, operations, products, revenues, markets, availability of information, and any other information the Compensation Committee deems appropriate. Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours.

The peer group does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us, and non-U.S.-based tire companies do not publish comparable compensation information.

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COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

We consider median market levels of compensation when setting total target compensation levels for our officers. The actual positioning of target compensation relative to the median varies based on each executive’s experience and skill set, and generally results in executives who are new in their role being placed lower in the range and those with more experience being placed higher in the range. We emphasize variable compensation because it minimizes fixed expense associated with salary and enables total compensation to fluctuate directly with performance against operating goals, strategic and operational performance objectives and changes in share price. This approach aligns overall costs with performance and provides executives with a leveraged and attractive compensation opportunity that varies based on results.

The Compensation Committee, together with our compensation consultant, annually reviews the peer group. For 2022 compensation decisions, the Compensation Committee replaced Air Products & Chemicals, Deere & Company and Illinois Tool Works with Dana and Fluor in order to remove peers with the largest market capitalizations and to better align the peer group with our market capitalization.

The Compensation Committee did not make any additional changes to the peer group for 2023 compensation decisions. However, Navistar was acquired in July 2021 and ceased to be publicly traded.

Data with respect to comparable elements of total target compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements and other SEC filings that address executive compensation matters.

TARGET SETTING

The Compensation Committee considers the following factors when establishing performance metrics and targets, including the related threshold and maximum target levels:

•	Corporate strategy

•	Macroeconomic and tire industry environment

•	Annual and long-term operating plans

•	Performance history

•	Input from its compensation consultant and management

•	Difficulty of the targets in light of the above factors

The Compensation Committee set the performance metrics, and related weightings and targets, for our 2022 executive compensation program in February 2022. The Compensation Committee believes that the performance metrics it established will focus management’s attention on the key drivers of our business and that the performance targets it established are rigorous, while providing meaningful motivational value to our executives. The achievement of these performance targets would ensure that we continue to meet the significant challenges we face, are a stronger competitor and are positioned for ongoing recovery from volatile economic conditions as well as long-term growth. Generally, the Compensation Committee prefers to set targets that exceed prior years’ results. However, it also understands that this method is not always practical, especially in our highly cyclical industry that can be impacted by external forces beyond the control of management.

For a discussion of our annual incentive plan metrics, targets and performance, see “Annual Compensation — Annual Incentive Plan – Annual Incentive Plan Metrics and Targets,” and for a discussion of our long-term incentive plan metrics, targets and performance, see “Long-Term Compensation — 2022 Grants of Performance-Based Incentives — Long-Term Compensation Metrics and Targets.”

36

COMPENSATION DISCUSSION AND ANALYSIS
2022 Executive Compensation Elements

2022 Executive Compensation Elements

We provide executive compensation and benefits that are market-competitive in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period. The key components of compensation provided to our executive officers and how each supports our compensation objectives are presented in the following table:

37

COMPENSATION DISCUSSION AND ANALYSIS
2022 Executive Compensation Elements

The mix of long-term compensation between cash-based long-term incentives, performance shares and restricted stock units is based, in part, on the market value of our Common Stock, the number of shares available for grant under our shareholder-approved equity compensation plan, and considerations relating to managing the dilutive effect of share-based awards.

Annual Compensation

BASE SALARY

The Compensation Committee determined that base salary increases were merited for each of Mr. Kramer, Mr. Wells, Mr. McClellan, Mr. Delaney and
Mr. Phillips. The Compensation Committee reviews salaries of our executives annually against competitive market data. After six consecutive years without a base salary increase for Mr. Kramer, and three consecutive years without a base salary increase for Mr. Wells, Mr. McClellan or Mr. Delaney, the
Compensation Committee increased their base salaries to better align their pay with compensation paid to executives with similar responsibility and experience.

Consistent with the requirements of our master labor agreement with the USW, the base salaries of our CEO and the other executive officers are at or below the market-median, in aggregate.

Name	2021 Base Salaries	2022 Base Salaries[1]
Kramer	$1,300,000	$1,400,000
Wells	800,000	835,000
McClellan	750,000	780,000
Delaney	750,000	765,000
Phillips	575,000	600,000
Patterson[2]	650,000	650,000
[1] Base salaries were effective May 1, 2022. [2] Mr. Patterson left the Company on October 31, 2022. The pro-rated salary amount for that period is $541,667.

ANNUAL INCENTIVE PLAN

ANNUAL INCENTIVE PLAN METRICS AND TARGETS

All of our named executive officers are eligible to earn cash incentives under our annual incentive plan. The performance metrics in the annual incentive plan continued to emphasize the importance of our earnings (as measured by EBIT) and our generation of free cash flow, both on a full-year basis. The performance metrics also continued to measure our market share, both in consumer and commercial replacement and with OE manufacturers, and our variable manufacturing costs. In addition, the Compensation Committee reduced the weighting of individual strategic objectives from 40% to 20% and added goals for ESG and New Mobility initiatives, weighted at 10% each.

Payouts for corporate officers are based on overall company results and individual performance goals. Payouts for operating unit officers are based 50% on their operating unit’s performance and 50% on overall company results for Share, Cost, Cash and EBIT and on overall company results for ESG and New Mobility, as well as their individual performance goals. We believe these weightings hold our operating unit executives most accountable for financial results in the areas where they have the most control and influence, but also motivate them to work cooperatively with other operating units to maximize results for the entire Company. Actual payouts can range from 0% to 200% of target.

38

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

39

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

The following table shows our 2022 annual compensation targets compared to our 2021 actual results (dollars in millions, except for variable manufacturing costs):

Metric	2022 Target	2021 Actual

EBIT	$1,325	$1,112

Free Cash Flow	$50	$369

Market Share:

Consumer Replacement	15.0%	15.1%

Commercial Replacement	9.7%	9.9%

Original Equipment Fitments	10,170	13,269

Variable Manufacturing Cost Per Tire:

Consumer	$17.21	$17.54

Commercial	$73.61	$76.52

Our EBIT targets for 2022 reflected improvements in profitability of over $200 million, or approximately 20%, versus 2021. The plan required that we offset historic levels of inflation, including nearly $2.0 billion of higher raw material costs and $900 million of other inflationary cost pressures in wages, benefits, transportation and energy, primarily through improvements in price and mix. Our free cash flow target for 2022 reflected improved earnings that would be more than offset by an anticipated use of cash of approximately $260 million for working capital, reflecting the need to continue to replenish inventory levels to support customer service, and increased capital expenditures of approximately $300 million.

Our replacement Share targets for 2022 required us to hold or grow our market share in consumer and commercial replacement compared to 2021 levels for all key markets except for Brazil, given an expectation for a significant increase in imported competitor tires in 2022. Our OE Share targets for 2022 required an increase in our overall win rate for OE bids (i.e., the percentage of bids won) from that achieved in 2021, as well as growth in new fitment wins with OE manufacturers compared to our original 2021 plan of 9,700 fitment wins, which we substantially over-performed. Our 2022 targets were established using the expected volume of new OE fitment opportunities, which fluctuates based on the number of new vehicle model introductions in any given year.

Our Cost targets for 2022 required ongoing improvements in variable manufacturing cost per tire and reflected the inclusion of Cooper Tire manufacturing facilities for the first time and the anticipated impact of inflation on energy costs and wages.

ANNUAL INCENTIVE PLAN PAYOUTS

In February 2023, the Compensation Committee reviewed actual results for 2022 with respect to achievement of the company-wide and operating unit performance objectives. The table below shows the performance objectives, actual results for 2022 and corresponding payout percentage under our annual incentive plan for the Share, Cost, Cash and EBIT metrics.

40

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

	Payout Under Annual Incentive Plan
	50%	100%	200%	Actual Results	Payout Percentage
Overall Company Performance (2022):
Market Share:
Consumer Replacement	14.6%	15.0%	15.3%	15.4%	200%
Commercial Replacement	9.2%	9.7%	10.0%	10.1%	200%
Original Equipment Fitments	8,150	10,170	11,125	16,250	200%
Cost:
Consumer	See below			95%	95%
Commercial	See below			52%	52%
Free Cash Flow	$ (150)	$ 50	$ 175	$ (305)	0%

EBIT	$ 1,000	$ 1,325	$ 1,565	$ 1,188	79%

The table below shows the payout percentages under our annual incentive plan for each of our operating units.

	Payout Percentage

	Share	Cost	Cash	EBIT
Americas	140%	27%	0%	126%
EMEA	188%	87%	0%	0%

Asia Pacific	183%	123%	165%	76%

Our Cost metric is variable manufacturing cost per tire that is based on actual levels of production in our factories. This metric incentivizes our team to manage controllable costs in a variety of operating scenarios. The target for cost is expressed as a range for two reasons. First, our actual production volumes are not known at the outset of the plan period. Second, as output changes in our factories, the variableness of costs also changes. For our operating units, annual attainment is calculated by averaging monthly attainment percentages. Corporate attainment is calculated using the weighted average attainments for each operating unit.

	Variable Manufacturing Cost Per Tire Targets

	50%	100%	200%	Attainment
Consumer:
Americas	$18.76-23.00	$18.25-22.26	$18.01-21.80	53%
EMEA	16.75-20.42	16.35-19.83	16.15-19.43	110%
Asia Pacific	6.78-8.15	6.61-7.91	6.54-7.76	123%
Commercial:
Americas	$77.22-94.95	$75.89-92.68	$74.89-90.75	44%

EMEA	62.10-76.32	60.37-73.84	59.56-72.29	64%

In response to feedback from shareholders in 2021, we reduced the weighting of the individual strategic objectives from 40% to 20%. ESG and New Mobility were introduced into the program as separately weighted metrics in 2022, each weighted 10%.

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

Metric	Goals	Achievement	% Payout

ESG	Environmental goals include specific milestones on climate-related disclosure, climate target setting and climate strategy development to facilitate achievement of 2030 and 2050 climate ambitions, including TCFD disclosure, SBTi targets submission and climate strategy roadmap development. Diversity and inclusion goals include expanding our diversity hiring practices enterprise-wide by expanding diverse slate requirements to two diverse candidates for 75% of all new hires and our inclusive leader training to an additional 1,400 people leaders.	Achieved	100%

New Mobility	Finalize business plans for the New Mobility, Beyond Tires and Venture Fund initiatives and gain alignment with the Board of Directors.	Achieved	100%

Individual strategic and operational objectives are established annually and include measurable goals tied to strategic initiatives as well as financial and non-financial metrics. The establishment of strategic and operational performance goals drives more rigor in our goal setting, while also building accountability for non-financial objectives. In 2022, these objectives included, but were not limited to, the Cooper Tire integration, plant optimization, capital expenditures, senior leadership succession, associate engagement, sustainability reporting, long-term strategy and risk mitigation.

The Compensation Committee evaluated the CEO’s performance against his individual strategic objectives, and the CEO evaluated each other named executive officer’s performance against their individual strategic objectives and made a recommendation to the Compensation Committee for its consideration. Based on its evaluation of the CEO, and its consideration of the CEO’s recommendation for the other NEOs, the Compensation Committee determined that each of the NEOs would receive a payout at 100% of target for their performance against their individual strategic objectives. Their individual accomplishments are summarized below:

Name	Key Accomplishments

Kramer

•  Exceeded Cooper Tire integration synergy targets and plant optimization targets

•  Achieved key milestones on major capital expenditure projects

•  Enhanced senior leadership succession process

•  Improved associate engagement scores over prior year

Wells

•  Achieved full ERP system integration with Cooper Tire

•  Met sustainability reporting deadlines and enchanced related reporting process

•  Met key milestones on major capital expenditure projects

•  Improved associate engagement scores over prior year

McClellan

•  Exceeded Cooper Tire integration synergy targets

•  Exceeded plant optimization gap closure targets

•  Met key milestones on major capital expenditure projects

•  Improved associate engagement scores over prior year

•  Aligned globally on long-term strategic priorities

Delaney

•  Exceeded all Connected Vehicle targets, including expansion of our service network

•  Achieved key milestones on major capital expenditure projects

•  Developed cost and capability strategy

•  Improved associate engagement scores over prior year

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

Name	Key Accomplishments

Phillips

•  Exceeded global spend reduction targets

•  Enhanced process for mitigating global risks

•  Enhanced legal support of business development activities

•  Developed improved training and compliance activities for Business Conduct Manual

•  Improved associate engagement scores over prior year

The Compensation Committee established an aggregate incentive pool for all officers, and determined the calculated payout for each officer. Then, the CEO assesses the officer’s contributions towards Company goals and makes his recommendations with respect to individual payout amounts to the Compensation Committee, which considers the CEO’s recommendations and determines the final payouts. The Compensation Committee undertakes the same process for the CEO and makes the determination as to the final payout amount for the CEO.

The Compensation Committee approved the following awards for our named executive officers under our annual incentive plan:

Name	Target Award ($)	Actual Award ($)	Actual Award as a % of Target Award
Kramer	$2,240,000	$2,307,200	103%
Wells	835,000	860,050	103%
McClellan	819,000	802,620	98%
Delaney	765,000	742,050	97%
Phillips	510,000	525,300	103%

Patterson[1]	585,000	477,488	82%

1	Actual award prorated to reflect partial year employment through October 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Long-Term Compensation

In February 2022, the Compensation Committee made long-term incentive awards to executive officers. The target long-term incentive grants were composed of three components: (a) restricted stock units (RSUs) constituting approximately 30% of the target opportunity, (b) stock-settled performance units (PSUs) constituting approximately 20% of the target opportunity, and (c) cash-settled performance units (EPUs) constituting approximately 50% of the target opportunity. The following table summarizes the target award values for our executives in accordance with our annual long-term program:

			Performance-Based Awards

		Stock-Settled Awards

Name	Aggregate Target LTI Award	RSUs[1]	2022-2024 PSUs[2]	2022-2024 EPUs
Kramer	$10,650,000	$3,195,000	$2,130,000	$5,325,000
Wells	3,100,000	930,000	620,000	1,550,000
McClellan	2,800,000	840,000	560,000	1,400,000
Delaney	2,800,000	840,000	560,000	1,400,000
Phillips	1,400,000	420,000	280,000	700,000

Patterson	1,600,000	480,000	320,000	800,000

1

See the “Grants of Plan-Based Awards” Table at page 63 for information regarding the target number of restricted stock units actually granted, which was determined by dividing the amount in this column by the closing market price of our Common Stock on the date of grant.

2

See the “Grants of Plan-Based Awards” Table at page 63 for information regarding the target number of performance shares actually granted, which was determined by dividing the amount in this column by the closing market price of our Common Stock on the date of grant.

2022 GRANTS OF PERFORMANCE-BASED INCENTIVES

Long-term performance-based incentives granted in 2022 have the following characteristics:

•

The payout is based on our consolidated results over a three-year performance cycle, with financial performance targets for each year of the three-year period established at the beginning of each year, weighted one-third for each year in the three-year performance cycle.

•

Financial performance is measured 50% on net income and 50% on cash flow return on capital (“CFROC”). Net income is used as a measure to focus on improvement in profitability. CFROC is an efficiency metric that measures how much return is generated in proportion to the investment in the business in terms of plant, property and equipment and working capital.

•	The payout based on financial performance can range from 0% to 150% for the 2022-2024 performance cycle based on actual results on the financial metrics.

•

The payout for the financial metrics is subject to a modifier (0.8x to 1.2x) based on three-year relative total shareholder return (TSR) versus peer companies over the entire three-year performance cycle ending December 31, 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

•

The resulting calculated payout can increase by up to 25% based on our performance against our three-year ESG index, which is comprised of specific, measurable environmental and social goals regarding reducing greenhouse gas emissions and the development of a tire comprised of at least 85% sustainable materials over the entire three-year period ending December 31, 2024. A sustainable material is defined as a bio-based/renewable or recycled material or one that may be produced using or contributing to other sustainable practices for resource conservation and/or emissions reductions, including mass-balance materials.

•	The overall maximum payout is 200% of target.

45

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

LONG-TERM COMPENSATION METRICS AND TARGETS

In February 2022, the Compensation Committee set financial performance metrics and targets for (i) year 3 of the 2020-2022 long-term awards, (ii) year 2 of the 2021-2023 long-term awards, and (iii) year 1 of the 2022-2024 long-term awards. The Compensation Committee also set ESG metrics and targets for the full three-year 2022-2024 performance period.

The performance metrics in our long-term awards emphasize the importance of our earnings (as measured by net income) and the efficiency of our utilization of free cash flow (as measured by CFROC), both now weighted equally as was done pre-pandemic.

The following table shows our 2022 long-term compensation targets compared to our 2021 actual results (dollars in millions):

Metric	2022 Target	2021 Actual

Net Income	$570	$553

Cash Flow Return on Capital	2.8%	3.0%

Our 2022 long-term incentive program targets exceeded 2021 results for net income. Our net income target for 2022, like our EBIT targets, required that we offset historic levels of inflation, including nearly $2.0 billion of higher raw material costs and $900 million of other inflationary cost pressures in wages, benefits, transportation and energy, primarily through improvements in price and mix.

Our cash flow return on capital target was slightly lower than our 2021 actual results, given that the Company’s anticipated improved earnings would be more than offset by a one-time working capital investment and increased capital expenditures. The working capital investment was required to rebuild inventories following a period of slower production during the pandemic, which left year-end 2021 finished good inventory below levels required to effectively operate our business going forward.

46

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Relative Total Shareholder Return (TSR) Modifier

To add further rigor to the long-term awards and ensure executives are focused on Goodyear’s stock price performance and aligned with our shareholders, the Compensation Committee also provided that the awards will be modified based on Goodyear’s relative total shareholder return performance versus an index of 19 highly relevant peer companies.

This modifier is designed to assess Goodyear’s success in creating shareholder value relative to other capital-intensive automotive and cyclical industrial companies with comparable leverage and strong correlations to Goodyear’s Common Stock performance. This group of companies better reflects our relative success in enhancing shareholder value than would comparisons to the peer companies used for benchmarking executive pay (which are chosen primarily due to their positioning as executive talent competitors) or a broad-based market index like the S&P 500, which we have used historically. This approach has the further benefit of creating greater comparability throughout economic cycles. The Compensation Committee believes this reflects the understanding investors have of risk and reward in making investment decisions.

THE COMPARISON GROUP CONSISTS OF:

Adient plc	Flowserve Corporation	Stoneridge, Inc.

American Axle & Manufacturing	Ford Motor Company	Tenneco Inc.[1]

Aptiv PLC	General Motors Company	Terex Corporation

BorgWarner Inc.	Hillenbrand, Inc.	The Timken Company

Carpenter Technology Corporation	Lear Corporation	WESCO International, Inc.

Dana Incorporated	nVent Electric plc

Enovis (formerly, Colfax Corporation)	Regal Rexnord Corporation

1	Tenneco, Inc. became a private company in 2022. It will be excluded from the TSR modifier.

The TSR modifier measures the relative performance of our Common Stock versus the TSR peer group over the three-year performance cycle of our long-term incentive awards and is calculated based on the trailing two-month average closing price for our Common Stock and the TSR peer group (as in existence at the end of the period), assuming the reinvestment of dividends. The TSR modifier will cause the payout for the financial metrics in our long-term incentive awards to increase or decrease up to 20% as follows:

Goodyear Common Stock vs. Comparison Group[1]	TSR Modifier
≥ 75th Percentile	1.2x
= 50th Percentile	1.0x

≤ 25th Percentile	0.8x

1	Results between these performance levels will be interpolated.

47

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Beginning in 2023, performance at the 55th percentile is required to achieve a 1.0x modifier, with the modifier capped at 1.0x if absolute TSR is negative over the three-year period, regardless of relative performance.

ESG Index

Metric	Goal
Greenhouse Gas Emissions	Reduce global Scope 1 and Scope 2 greenhouse gas emissions by 14% by December 31, 2024, compared to a 2019 baseline.
Sustainability	Develop a tire with 85% sustainable material content by December 31, 2024 that meets our durability and rolling resistance standards and Department of Transportation requirements.

The Compensation Committee set rigorous ESG goals that are intended to be challenging, but with motivational value for the named executive officers. Our 2022-2024 sustainability goal requires significant progress towards Goodyear’s ambitious goal to make a tire from 100% sustainable material content by 2030. Prior to setting the goal, Goodyear announced the development of a demonstration tire with 70% sustainable material content in January 2022. Our 2022-2024 greenhouse gas emissions goal sets us on a path to achieving our long-term sustainability targets, including our announced 2030 science-based target of a 46% reduction in Scope 1 and Scope 2 emissions.

If we achieve one of these goals, the payout on our 2022-2024 long-term performance awards will increase by 15% and, if we achieve both of these goals, the payout on our 2022-2024 long-term performance awards will increase by 25% (subject to a cap on the overall maximum payout of 200%).

2022 FINANCIAL PERFORMANCE

The table below shows the performance goals, actual results and achievement percentages for the 2022 performance period applicable to the 2020-2022, 2021-2023 and 2022-2024 performance cycles. Actual payouts are determined at the end of the 3-year performance cycle based on the attainment of performance targets and are subject to the modifiers discussed above. With respect to the 2022 performance period of the 2020-2022, 2021-2023 and 2022-2024 performance cycles, each year was weighted evenly (33%), goals were set at the beginning of the performance period and the maximum payout for financial performance metrics was 150% of the target award opportunity.

	Net Income
Performance Cycle	Threshold	Target	Maximum	Actual Results	% Achieved

2020-2022	$330	$570	$750	$383	68%

2021-2023	$330	$570	$750	$383	68%

2022-2024	$330	$570	$750	$383	68%

48

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

“Net income,” as defined in our long-term incentive plans, means the Company’s net income, excluding charges for rationalizations, accelerated depreciation, certain pension curtailment and settlement charges, charges relating to the refinancing of debt, changes in tax valuation allowances and other discrete tax items, and the cumulative effect of accounting changes. Our 2022 “net income” also excluded the impact of certain other items noted in the table below. Our 2022 “net income” for purposes of our long-term incentive plans was calculated as follows:

($ in millions)	2022
Goodyear net income (as reported)	$202
Rationalization and accelerated depreciation charges	146
Pension curtailment and settlement charges	93
Net gains on asset sales and other dispositions	(87)
Changes in tax valuation allowances and other discrete tax items	23
Other	6

Net income	$383

	Cash Flow Return on Capital
Performance Cycle	Threshold	Target	Maximum	Actual Results	% Achieved

2020-2022	1.0%	2.8%	4.0%	(1.1%)	0%

2021-2023	1.0%	2.8%	4.0%	(1.1%)	0%

2022-2024	1.0%	2.8%	4.0%	(1.1%)	0%

“Cash flow return on capital,” as defined in our long-term incentive plans, means free cash flow from operations divided by the sum of average net fixed assets and average working capital. “Free cash flow from operations” means cash flow from operating activities, less capital expenditures and plus rationalization payments and pension contributions and direct payments.

Our 2022 cash flow return on capital calculation for the 2022 performance period of the 2020-2022, 2021-2023 and 2022-2024 performance cycles excluded a one-time $260 million working capital investment that was driven by the need to rebuild inventory levels.

Based on the results during the 2022 performance period, the Compensation Committee approved earnings on the long-term incentive awards for that period in an amount equal to 34% of the target amount for each of the 2020-2022, 2021-2023 and 2022-2024 awards.

49

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2022 performance period of their 2020-2022 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]

Kramer	$2,783,170	$603,500	23,853

Wells	757,824	164,322	6,495

McClellan	705,585	153,000	6,046

Delaney	705,585	153,000	6,046

Phillips	313,595	68,000	2,687

Patterson[2]	391,990	0	0

1	Payable subject to a three-year relative total shareholder return modifier. See “Impact of TSR Modifier and Payout of 2020-2022 Long-Term Incentive Awards” below.

2	Mr. Patterson forfeited his award when he left the Company on October 31, 2022.

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2022 performance period of their 2021-2023 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award to be Payable in Cash ($)[1]	Portion of Actual Award to be Payable in Shares (# of Shares)[1]

Kramer	$2,500,632	$603,500	14,360

Wells	680,887	164,322	3,910

McClellan	633,963	153,000	3,640

Delaney	633,963	153,000	3,640

Phillips	305,263	73,678	1,752

Patterson[2]	352,204	0	0

1

Payable contingent on continued service through December 31, 2023 or, for retirement-eligible officers, through December 31, 2022, and subject to three-year relative total shareholder return and ESG modifiers.

2	Mr. Patterson forfeited his award when he left the Company on October 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2022 performance period of their 2022-2024 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award to be Payable in Cash ($)[1]	Portion of Actual Award to be Payable in Shares (# of Shares)[1]

Kramer	$2,504,251	$603,500	15,584

Wells	728,971	175,678	4,536

McClellan	658,431	158,678	4,097

Delaney	658,431	158,678	4,097

Phillips	329,274	79,356	2,048

Patterson[2]	376,256	0	0

1

Payable contingent on continued service through December 31, 2024 or, for retirement-eligible officers, through December 31, 2022, and subject to three-year relative total shareholder return and ESG modifiers.

2	Mr. Patterson forfeited his award when he left the Company on October 31, 2022.

IMPACT OF TSR MODIFIER AND PAYOUT OF 2020 – 2022 LONG-TERM INCENTIVE AWARDS

Our stock was in the bottom quartile of companies in the S&P 500 during the three-year period ended December 31, 2022, resulting in a TSR modifier of 0.8 times. See page 47 for more information on the calculation of the TSR modifier.

The Compensation Committee approved the payout of shares of Common Stock and cash to the named executive officers with respect to the 2020-2022 performance cycle as follows.

	Cash Payout
Name	2020 Performance Period[1]	2021 Performance Period[2]	2022 Performance Period	Impact of TSR Modifier	Total Payout of 2020-2022 Awards

Kramer	$1,775,000	$2,662,500	$603,500	$(1,008,200)	$4,032,800

Wells	483,400	724,950	164,322	(274,472)	1,098,200

McClellan	450,000	675,000	153,000	(255,600)	1,022,400

Delaney	450,000	675,000	153,000	(255,600)	1,022,400

Phillips	200,000	300,000	68,000	(113,600)	454,400

Patterson[3]	250,000	375,000	0	N/A	0

1	Previously reported, to the extent applicable, in the Proxy Statement dated March 10, 2021.

2	Previously reported, to the extent applicable, in the Proxy Statement dated March 11, 2022.

3	Mr. Patterson forfeited his award when he left the Company on October 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

	Shares Payout
Name	2020 Performance Period[1] (# of Shares)	2021 Performance Period[2] (# of Shares)	2022 Performance Period (# of Shares)	Impact of TSR Modifier (# of Shares)	Total Payout of 2020-2022 Awards (# of Shares)

Kramer	70,158	105,237	23,853	(39,851)	159,397

Wells	19,104	28,656	6,495	(10,852)	43,403

McClellan	17,787	26,679	6,046	(10,103)	40,409

Delaney	17,787	26,679	6,046	(10,103)	40,409

Phillips	7,905	11,858	2,687	(4,490)	17,960

Patterson[3]	9,882	14,821	0	N/A	0

1	Previously reported, to the extent applicable, in the Proxy Statement dated March 10, 2021.

2	Previously reported, to the extent applicable, in the Proxy Statement dated March 11, 2022.

3	Mr. Patterson forfeited his award when he left the Company on October 31, 2022.

2022 RESTRICTED STOCK UNIT GRANTS

Restricted stock units granted in 2022 to the named executive officers have the following terms:

•

restricted stock units vest and convert into shares of Common Stock three years from the grant date, contingent on continued service to the vesting date or, for retirement-eligible officers, to December 31, 2022; and

•	restricted stock units accrue dividend equivalents, if any, that are subject to the same vesting requirements as the underlying restricted stock units.

The portion of long-term compensation provided in the form of restricted stock units grants each year is determined based on the availability of Common Stock under our equity compensation plans, as well as market data on long-term compensation.

The table below shows the aggregate grant date fair value and the number of restricted stock units granted to each of our named executive officers in 2022.

Name	Aggregate Grant Date Fair Value ($)	Number of Restricted Stock Units (#)

Kramer	$3,194,998	206,262

Wells	929,989	60,038

McClellan	839,992	54,228

Delaney	839,992	54,228

Phillips	419,996	27,114

Patterson[1]	479,989	30,987

1	Mr. Patterson forfeited his award when he left the Company on October 31, 2022.

52

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

Retirement and Other Benefits

RETIREMENT BENEFITS

We provide our named executive officers with retirement benefits under both tax-qualified and non-qualified retirement plans. Tax-qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), which was frozen effective December 31, 2008, and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees (the “Savings Plan”). Non-qualified plan benefits are pursuant to a defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”), which was closed to new entrants effective December 31, 2021. We also maintain a non-qualified defined benefit Excess Benefit Plan, which was also frozen effective December 31, 2008, that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan.

For all employees who do not meet the eligibility requirements of the Supplementary Plan, there is also a corresponding non-qualified defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan.

Retirement benefits are important to attracting, motivating and retaining talented executives with a history of leadership and to providing retirement replacement income. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

The Supplementary Plan provides additional pension benefits to officers. All of the named executive officers participate in the Supplementary Plan. The Compensation Committee has adopted a policy prohibiting the grant of additional service credit to participants in the Supplementary Plan and closed the plan to new entrants effective December 31, 2021.

Mr. Kramer, Mr. Wells and Mr. McClellan are currently eligible to receive a benefit under the Supplementary Plan. Mr. Kramer and Mr. McClellan will receive benefits from the frozen Salaried Plan. Mr. Wells, Mr. Delaney and Mr. Phillips are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan. Participants in the Savings Plan, including all of the named executive officers, are currently eligible to receive Company matching contributions and retirement contributions.

In May 2021, the Compensation Committee approved retention agreements with Mr. Kramer and Mr. McClellan that are tied to the pension benefit obligation under the Supplementary Plan. The Compensation Committee approved these agreements to help secure the retention of Mr. Kramer and Mr. McClellan through at least December 31, 2023 due to their importance in directing the successful integration of Cooper Tire and the execution of our other ongoing strategic initiatives. The awards also help to ensure successful succession planning for the new, larger company and successful succession planning outcomes as our seasoned executives navigate the newly combined company through the integration process. For a discussion of the Board’s succession planning process, see “Management Succession Planning” at page 5.

The retention agreements with Mr. Kramer and Mr. McClellan provide for a lump sum payment equal to the difference, if any, between the Supplementary Plan benefit calculated based on the interest rate at January 1, 2021 (0%) and the benefit based on the interest rate at the time of their respective retirement, subject to continuous service through December 31, 2023 and the other terms and conditions of their respective retention agreement.

A 25 basis point increase in the underlying interest rate would result in a retention benefit of approximately $850,000 for Mr. Kramer and a retention benefit of approximately $400,000 for Mr. McClellan and a corresponding reduction in their

53

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

previously accrued pension benefit obligation of the same amount, resulting in no new net cost to the Company. At January 1, 2023, the underlying interest rate was 2.75%, resulting in an aggregate potential retention benefit of approximately $9,350,000 for Mr. Kramer and approximately $4,400,000 for Mr. McClellan and a corresponding reduction in their previously accrued pension benefit obligation.

CEO Payout Scenarios
Change in Long-Term Interest Rate	Potential Retention Benefit Value	Decrease in Pension Benefit Obligation	New Net Cost to Company
0.00%	$0	$0	$0
1.00%	3,400,000	(3,400,000)	0
2.00%	6,800,000	(6,800,000)	0
3.00%	10,200,000	(10,200,000)	0

The Compensation Committee structured these awards in order to retain Mr. Kramer and Mr. McClellan amid the Cooper Tire integration and other strategic initiatives by offsetting their incentive to retire due to the rising interest rate environment, which would erode the value of their fully vested Supplementary Plan benefits. In approving these retention agreements, the Compensation Committee considered the following factors:

•	The projected award value;

•

The effective cap on the award due to the dollar-for-dollar decrease in the corresponding pension benefit obligation that was already accrued in the Company’s consolidated financial statements, resulting in no new net incremental cost to the Company;

•

The historic stability of the interest rate used to calculate the Supplementary Plan benefit (i.e., the 12-year High-Quality Market Corporate Bond Yield Curve) and, therefore, the retention benefit; and

•	The closure of the Supplementary Plan to new entrants.

The number reported in the “Change in Pension Value” column in the Summary Compensation Table reflects the change in each named executive officer’s pension value in 2022. Changes in pension value are caused largely by two factors: (1) additional pension benefits accrued by the named executive officers under the Supplementary Plan when they receive higher compensation due to roles of increasing responsibility or through strong performance and due to the passage of time, and (2) changes in assumptions used for financial reporting purposes, such as changes in discount rates and updated actuarial assumptions regarding life expectancies. Mr. Kramer’s pension value decreased in 2022 due to an increase in the discount rate used to calculate the pension value, which more than offset an increase in accrued benefits due to higher five-year average compensation and an additional year of credited service.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see “Defined Contribution Plan Benefits” at page 67 and “Pension Benefits” at page 68.

54

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Our Executive Severance and Change in Control Plan (the “Executive Severance Plan”) provides for the payment of severance benefits to our officers, including all of the named executive officers, if their employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The Executive Severance Plan does not provide for any excise tax gross-ups or walk-away rights.

The Executive Severance Plan is designed to attract, retain and motivate officers, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our officers are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Executive Severance Plan and the related change-in-control triggers (commonly referred to as “double triggers”) generally provide for the payment of severance benefits if employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our equity compensation plans are substantially similar to those in the Executive Severance Plan. We selected the specific change-in-control triggers used in the Executive Severance Plan and our equity compensation plans, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies. Based upon that review, we determined that the terms and conditions of the Executive Severance Plan, including the specific change-in-control triggers, were consistent with market practices.

The Executive Severance Plan also provides severance benefits to our officers, including each of the named executive officers, if their employment is terminated by us other than for Cause (as defined in the Executive Severance Plan), death or disability, and other than in connection with a change-in-control.

To be eligible to receive benefits under the Executive Severance Plan, an officer must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Compensation Committee believes that our severance benefits are in the best interests of the Company and our shareholders, are a necessary component of a competitive compensation program, and are in line with severance benefits in place at other companies.

For additional information regarding the terms of the Executive Severance Plan and benefits payable under that plan, see “Potential Payments Upon Termination or Change-in-Control” at page 71.

PERQUISITES

We provide certain executive officers, including our named executive officers, with limited personal benefits and perquisites, as described below and in footnote 5 to the Summary Compensation Table at page 60. The Compensation Committee has reviewed and approved the perquisites described below. The Compensation Committee recognizes that these perquisites are an important factor in protecting our executive officers and in enabling them to focus on our business with minimal disruption. We do not provide any tax reimbursements to our executive officers for any of the perquisites we provide them.

55

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

Home Security Systems. We pay for the cost of home security systems for a limited number of executive officers in order to enhance their safety and protect our investment in them. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft. In limited circumstances, executive officers are permitted to use our company aircraft for personal travel.

Tire Program. We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense, including the cost of tires, mounting, balancing and disposal fees.

Financial Planning and Tax Preparation Services. We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships. We pay the annual dues for a corporate club membership that is available to Mr. Kramer and Mr. McClellan. None of the other named executive officers utilize this corporate club membership. The membership is intended to be used primarily for business purposes, although members may use the club for personal purposes so long as they pay all incremental costs, other than the annual dues, related to that personal use.

Annual Physical Exams. We strongly encourage our executive officers to have an annual comprehensive physical examination which we pay for in order to enhance their physical well-being and protect our investment in them.

EXECUTIVE DEFERRED COMPENSATION PLAN

The Goodyear Deferred Compensation Plan for Executives (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. For participants, this offers an additional means to save for retirement on a tax-deferred basis. There is no guaranteed return associated with any deferred amounts. During 2022, none of the named executive officers made deferrals under the Deferred Compensation Plan.

For additional information regarding the terms of the Deferred Compensation Plan and participant balances, see “Nonqualified Deferred Compensation” at page 71.

56

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

Compensation Policies and Practices

STOCKHOLDING GUIDELINES

In keeping with our objective of aligning our executives’ interests with our shareholders’ interests, we require our executives to hold equity in the Company equal in value to a designated multiple of their base salaries. Under the Company’s stockholding guidelines, officers must hold 100% of the net shares issued to them until they achieve the required stock ownership level, unless they demonstrate a need to sell shares due to a financial hardship. The required ownership values for our named executive officers vary based on the executive’s level of responsibility as follows:

Title	Required Ownership as a Multiple of Base Salary

Chief Executive Officer	6x

President, Executive Vice President or Senior Vice President	3x

All shares of Common Stock owned outright by officers (or their spouses) and held by them in the Goodyear stock fund of the Savings Plan, shares of restricted stock or restricted stock units, and share equivalent units held in our deferred compensation plan are counted as ownership in assessing compliance with the guidelines. Unvested performance shares and unexercised stock options are not counted toward compliance with the guidelines. The stock price used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 200-day period.

If an officer has met their stockholding requirement, they are required to retain 25% of the net shares received from any vested shares of Common Stock or any exercised options for at least one year from the date of vesting or exercise and may only sell or otherwise dispose of shares to the extent they will still meet their stockholding requirement following that sale or disposition.

During 2022, each of our named executive officers complied with our stockholding guidelines and satisfied their stockholding requirement.

PROHIBITION ON HEDGING AND PLEDGING

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our Common Stock and other securities and the issuance, purchase or sale of, or trading or dealing in, puts, calls or other options or rights relating to our Common Stock and other securities. These provisions prohibit our directors, officers and employees from hedging the risk of their ownership of our Common Stock. We also prohibit our directors, officers and employees from holding our Common Stock and other securities in a margin account or otherwise pledging them as collateral for a loan.

RECOVERY OF COMPENSATION (CLAW-BACK POLICY)

If the Compensation Committee determines that an officer has engaged in conduct detrimental to the Company, the Compensation Committee may take a range of actions to remedy this conduct, prevent its recurrence and impose appropriate discipline. Discipline would vary depending on the facts and circumstances, and may include (1) termination of employment,

57

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

(2) cancelling or reducing any outstanding compensatory grants or awards, (3) initiating an action for breach of fiduciary duty or fraud which could include recovery of any unjustly obtained incentive compensation, and (4) requiring reimbursement of compensation or other payments in accordance with provisions of the Sarbanes-Oxley Act of 2002, our claw-back policy described below or the terms of the relevant compensation plan. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Beginning with awards made in 2012, the Compensation Committee adopted a claw-back policy that effectively contractually extends the claw-back provisions of the Sarbanes-Oxley Act of 2002 that apply to our Chief Executive Officer and Chief Financial Officer to the Presidents of each of our strategic business units and all of our Executive and Senior Vice Presidents. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement as a result of misconduct, the claw-back policy would permit the Compensation Committee to require reimbursement of (1) any incentive compensation received from us during the one-year period following the publication of misstated financial statements and (2) any profits realized from the sale of our securities during that one-year period. We will make any necessary revisions to our claw-back policy once implementing rules pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 are adopted by the SEC and The Nasdaq Stock Market.

In addition, under our equity compensation plans, the Compensation Committee may require a plan participant who engages in competition with us within 18 months after their termination of employment to return or forfeit the realized value of all awards under those plans during such period of time that the Compensation Committee determines. Our Executive Severance Plan also provides for the recovery or forfeiture of severance payments if a person receiving payments pursuant to the plan violates certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

58

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2022.

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

James A. Firestone, Chairman

Laurette T. Koellner

Thomas L. Williams

59

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer of Goodyear (the “CFO”), the persons who were, at December 31, 2022, the other three most highly compensated executive officers of Goodyear, and Mr. Patterson, who would have been one of our most highly compensated executive officers had he continued to serve as such on December 31, 2022 (collectively, the “named executive officers”), for services in all capacities to Goodyear and its subsidiaries during 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]		Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]		All Other Compensation ($)[5]	Total ($)

Richard J. Kramer	2022	$1,366,667	$0	$5,658,051		$0	$3,109,500	$0		$183,130	$10,317,348
Chairman of the Board,	2021	1,300,000	0	10,688,026		0	9,068,900	199,123		159,529	21,415,578
Chief Executive Officer	2020	1,218,750	0	1,757,495		1,970,000	6,156,200	4,777,795		122,873	16,003,113
and President

Darren R. Wells	2022	823,333	0	1,614,371		0	1,089,900	97,016		124,475	3,749,095
Executive Vice President	2021	800,000	0	3,408,666		0	2,857,250	412,158		122,342	7,600,416
and Chief Financial Officer	2020	780,000	0	144,999		869,999	1,790,300	519,909		79,084	4,184,291

Stephen R. McClellan	2022	770,000	0	1,471,271		0	1,011,698	0		103,882	3,356,851
President, Americas	2021	750,000	0	3,112,012		0	2,668,050	309,082		95,476	6,934,620
	2020	731,250	0	135,003		809,999	1,697,350	2,502,934		49,652	5,926,188

Christopher R. Delaney	2022	760,000	0	1,471,271		0	951,128	173,290		24,789	3,380,478
President, Europe, Middle	2021	750,000	0	3,112,012		0	2,578,800	532,135		24,555	6,997,502
East and Africa	2020	731,250	0	135,003		809,999	1,628,150	577,157		25,097	3,906,656

David E. Phillips	2022	591,667	0	718,028		0	632,734	0		21,364	1,963,793
Senior Vice President &
General Counsel

Ryan G. Patterson	2022	541,667	0	833,739	[6]	0	477,488	0	[6]	2,019,754	3,872,648

Former Senior Vice President	2021	641,667	0	2,574,088		0	1,744,630	433,239		45,996	5,439,620

and Chief Operating and	2020	585,000	0	75,004		449,999	1,015,600	1,170,642		20,354	3,316,599

Integration Officer, Americas

1

Represents the aggregate grant date fair value as of the respective grant date for each award, excluding forfeitures. Because the grant date for a performance-based unit occurs when performance targets are approved, the values in this column include for 2022, 1/3 of each of the 2020-2022, 2021-2023 and 2022-2024 awards. Those awards remain subject to continued service and TSR and ESG modifiers, as applicable. The grant date values in this table do not necessarily correspond to the actual value that will be received by the executive officers. The maximum amount to be awarded with respect to the equity portion of our long-term incentive awards for each of the named executive officers is shown in the Grants of Plan-Based Awards Table in the column “Estimated Future Payouts Under Equity Incentive Plan Awards — Maximum.” The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 19, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2022. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2022 Grants of Performance-Based Incentives.” See also “Grants of Plan-Based Awards” below.

2

Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing option awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 19, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2022. No stock options were granted to any of the named executive officers in 2022 or 2021.

3

Represents amounts awarded under our annual and long-term incentive compensation plans. For additional information regarding annual cash incentive awards in 2022, see “Compensation Discussion and Analysis — Annual Compensation — Annual Incentive Plan.”

60

EXECUTIVE COMPENSATION
Summary Compensation Table

Amounts awarded under our long-term incentive compensation plans are, for 2022, in respect of the one-year performance period ended December 31, 2022 for the 2020-2022, 2021-2023 and 2022-2024 awards. The 2021-2023 awards and the 2022-2024 awards remain subject to the named executive officer’s continued service through December 31, 2023 or December 31, 2024, respectively, or for retirement-eligible officers through December 31, 2022, and TSR and ESG modifiers. For additional information regarding long-term incentive awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2022 Grants of Performance-Based Incentives,” “— 2022 Financial Performance,” and “— Impact of TSR Modifier and Payout of 2020-2022 Long-Term Incentive Awards.”

The following table provides further information on the amounts payable, or earned but not yet payable, for performance periods ending on December 31, 2022:

	2022 Annual Incentive (Currently Payable)	2022 Period; 2020-2022 Long- Term Incentive (Currently Payable)	2020-2022 Impact of TSR Modifier (Currently Payable)	2022 Period; 2021-2023 Long- Term Incentive (Not Yet Payable)	2022 Period; 2022-2024 Long- Term Incentive (Not Yet Payable)
Kramer	$2,307,200	$603,500	$(1,008,200)	$603,500	$603,500
Wells	860,050	164,322	(274,472)	164,322	175,678
McClellan	802,620	153,000	(255,600)	153,000	158,678
Delaney	742,050	153,000	(255,600)	153,000	158,678
Phillips	525,300	68,000	(113,600)	73,678	79,356
Patterson	477,488	0	N/A	0	0

4

Represents total change in pension value for each named executive officer, which reflects both the accrual of additional benefits and changes in the assumptions used to value the benefits. The discount rate used to calculate the Supplementary Plan pension value increased from 2.48% at December 31, 2021 to 5.36% at December 31, 2022. The interest rate used to determine the lump sum value of the Supplementary Plan benefit increased from 0.50% at December 31, 2021 to 2.75% at December 31, 2022. These changes in assumptions accounted for a portion of the total change in pension value for each of the named executive officers. The table below allocates the total change in pension value between the actual increase in accrued benefits, including the growth in pension value due to the passage of time, and assumption changes.

	Increase in Pension Value due to Benefit Accrual	Decrease in Pension Value due to Assumption Changes	Total Change in Pension Value
Kramer	$3,753,029	$(8,506,280)	$(4,753,251)
Wells	663,096	(566,080)	97,016
McClellan	1,341,825	(3,708,451)	(2,366,626)
Delaney	884,039	(710,749)	173,290
Phillips	709,088	(990,491)	(281,403)
Patterson	—	—	(89,428)

No nonqualified deferred compensation earnings are required to be reported because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules and regulations.

5

The Perquisites category can include amounts for home security system installation and monitoring, personal financial planning services, annual physical exams, dues for a club membership, and the provision of up to two sets of automobile tires per year. The aggregate incremental cost to the Company for the personal use of company aircraft is determined based on the average direct operating costs of the aircraft allocable to personal use. Mr. McClellan is eligible to receive retiree medical benefits at age 62; the present value of those accumulated retiree medical benefits decreased by $1,066. From time to time, certain of the named executive officers may receive tickets to sporting and other events for their personal use, typically when those tickets would not otherwise be used for business purposes, which use resulted in no incremental cost to the Company.

	Perquisites		Personal Use of Company Aircraft	Contributions to Savings Plan	Other Compensation		TOTAL
Kramer	$55,725	[a]	$93,855	$33,550	$0		$183,130
Wells	12,310		96,915	15,250	0		124,475
McClellan	21,069		49,263	33,550	0		103,882
Delaney	9,539		0	15,250	0		24,789
Phillips	12,214		0	9,150	0		21,364
Patterson	1,098		0	21,350	1,997,306	[b]	2,019,754

a	Includes $34,346 for home security system installation and monitoring.

b	Includes cash severance payments of $1,852,500, plus payments for accrued vacation benefits and COBRA.

6	Mr. Patterson left the Company on October 31, 2022. As a result, he forfeited all unvested stock awards and his benefits under the Supplementary Plan.

61

EXECUTIVE COMPENSATION
Summary of Realized Pay Earned by Our Chief Executive Officer for 2020, 2021 and 2022

Summary of Realized Pay Earned by Our Chief Executive Officer for 2020, 2021 and 2022

Our compensation programs for Mr. Kramer and our other officers are primarily based on performance. The information shown below is intended to supplement and not be a substitute for the information in the Summary Compensation Table. The Summary Compensation Table includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by Mr. Kramer in a particular year. For example, the information required to be in the Summary Compensation Table combines pay actually received (base salary and annual cash incentive payments) with the accounting value of equity compensation granted, which may never be realized, and earned but unvested long term cash awards, which continue to be subject to forfeiture and a TSR modifier until the vesting date. The Summary Compensation Table is also required to include other compensation (contributions to qualified defined contribution plans and perquisites) and the change in pension values (based on actuarial assumptions), much of which is not realized in the periods presented.

The following table reports base salary, annual incentive earned, long term incentive to be paid out for the three-year performance cycle ending in each respective year and pre-tax compensation earned upon the exercise of stock options and the vesting of stock awards regardless of when they were granted.

Name	Year	Salary ($)[1]	Annual Incentive ($)[2]	Long Term Incentive Cash Payout ($)[3]	Stock Option Exercises ($)[4]	Long Term Incentive Equity Vesting ($)[5]	Total Realized Pay ($)
Kramer	2022	$1,366,667	$2,307,200	$4,032,800	—	$4,219,217	$11,925,884
	2021	1,300,000	3,452,800	4,586,600	$7,417,253	3,897,790	20,654,443
	2020	1,218,750	1,601,600	1,732,400	—	253,516	4,806,266

1	Mr. Kramer’s salary was targeted at market median for 2020, 2021 and 2022.

2	Mr. Kramer’s individual targets were set at 160% of base salary for 2020, 2021 and 2022. Mr. Kramer’s awards were 77% of target in 2020, 166% of target in 2021, and 103% of target in 2022.

3

The percentage of Mr. Kramer’s long term incentive target to be paid in cash is fifty percent. This column shows the cash payout for each of the performance cycles completed in the respective year. The 2018-2020 awards were earned at 33% of target, the 2019-2021 awards were earned at 86% of target, and the 2020-2022 awards were earned at 76% of target, in each case including the impact of the TSR modifier.

4

In 2021, Mr. Kramer exercised 1,310,262 stock options and realized $7,417,253. At December 31, 2022, Mr. Kramer’s vested, exercisable, in-the-money stock options had a potential value of $7,500, based on the difference between the closing market price of our Common Stock on December 31, 2022 ($10.15) and the exercise price of such stock options.

5

Twenty percent of Mr. Kramer’s long term incentive target was granted in the form of performance shares in 2020, 2021 and 2022, and thirty percent of Mr. Kramer’s long term incentive target was granted in the form of stock options and restricted stock units in 2020 and restricted stock units in 2021 and 2022. This column shows the value of the shares that vested with respect to restricted stock units, as well as performance shares for each of the performance cycles completed in the respective year. The 2018-2020 awards were earned at 33% of target, the 2019-2021 awards were earned at 86% of target, and the 2020-2022 awards were earned at 76% of target, in each case including the impact of the TSR modifier. The value of the shares earned in each year is based on the closing market price of our Common Stock on the vesting date.

62

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kramer	2/28/2022	$2,662,500	$5,325,000	$10,650,000

	2/28/2022				35,079	70,158	126,284		$1,008,170	[4]

	2/28/2022				21,119	42,237	84,474		725,632	[5]

	2/28/2022				22,918	45,836	91,672		729,251	[6]

	2/28/2022							206,262	3,194,998

Wells	2/28/2022	775,000	1,550,000	3,100,000

	2/28/2022				9,552	19,104	34,387		274,524	[4]

	2/28/2022				5,751	11,501	23,002		197,587	[5]

	2/28/2022				6,671	13,342	26,684		212,271	[6]

	2/28/2022							60,038	929,989

McClellan	2/28/2022	700,000	1,400,000	2,800,000

	2/28/2022				8,893	17,786	32,015		255,585	[4]

	2/28/2022				5,354	10,708	21,416		183,963	[5]

	2/28/2022				6,026	12,051	24,102		191,731	[6]

	2/28/2022							54,228	839,992

Delaney	2/28/2022	700,000	1,400,000	2,800,000

	2/28/2022				8,893	17,786	32,015		255,585	[4]

	2/28/2022				5,354	10,708	21,416		183,963	[5]

	2/28/2022				6,026	12,051	24,102		191,731	[6]

	2/28/2022							54,228	839,992

Phillips	2/28/2022	350,000	700,000	1,400,000

	2/28/2022				3,953	7,905	14,229		113,595	[4]

	2/28/2022				2,578	5,155	10,310		88,563	[5]

	2/28/2022				3,013	6,026	12,052		95,874	[6]

	2/28/2022							27,114	419,996

Patterson[7]	2/28/2022	400,000	800,000	1,600,000

	2/28/2022				4,941	9,881	17,786		141,990	[4]

	2/28/2022				2,975	5,949	11,898		102,204	[5]

	2/28/2022				3,443	6,886	13,772		109,556	[6]

	2/28/2022							30,987	479,989

1

Grants of the cash portion of our long-term incentive awards were made under the 2017 Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2022 Grants of Performance-Based Incentives.” Mr. Kramer, Mr. Wells, Mr. McClellan, Mr. Delaney, Mr. Phillips and Mr. Patterson received annual cash incentive awards under the Executive Annual Incentive Plan for the year

63

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

ending December 31, 2022 that were earned and paid out in the amounts of $2,307,200, $860,050, $802,620, $742,050, $525,300 and $477,488, respectively. For additional information regarding the annual cash incentive awards under the Executive Annual Incentive Plan, see “Compensation Discussion and Analysis — Annual Compensation — Annual Incentive Plan — Annual Incentive Plan Payouts.”

2

Grants of the equity portion of our long-term incentive awards were made under the 2017 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2022 Grants of Performance-Based Incentives.”

3

Grants of restricted stock units were made under the 2017 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2022 Restricted Stock Unit Grants.”

4	Represents the grant date fair value of the 2022 performance period for the 2020-2022 performance cycle.

5	Represents the grant date fair value of the 2022 performance period for the 2021-2023 performance cycle.

6	Represents the grant date fair value of the 2022 performance period for the 2022-2024 performance cycle.

7	All outstanding awards were cancelled when Mr. Patterson left the Company on October 31, 2022.

64

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2022.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]

Kramer						714,165	[5]	$7,248,775	408,908	[10]	$ 4,150,416
	221,105			$26.44	2/24/2024
	256,993			27.16	2/23/2025
	259,228			29.90	2/22/2026
	264,486			35.26	2/27/2027
	250,000	500,000	[4]	10.12	2/25/2030

Wells						137,489	[6]	$1,395,513	138,184	[10]	$ 1,402,568
	220,812	220,812	[4]	$10.12	2/25/2030

McClellan						126,212	[7]	$1,281,052	124,808	[10]	$ 1,266,801
	35,804			$26.44	2/24/2024
	55,725			27.16	2/23/2025
	51,593			29.90	2/22/2026
	53,394			35.26	2/27/2027
	205,584	205,583	[4]	10.12	2/25/2030

Delaney						126,212	[8]	$1,281,052	124,808	[10]	$ 1,266,801
	40,677			$28.09	8/24/2025
	39,010			29.90	2/22/2026
	34,147			35.26	2/27/2027
	12,176			32.72	10/9/2027
	205,584	205,583	[4]	10.12	2/25/2030

Phillips						97,421	[9]	$988,823	17,205	[10]	$174,631

		150,000	[4]	$10.12	2/25/2030

Patterson[11]						0		$0	0		$0
	8,028			$32.72	10/9/2027

	114,214			10.12	2/25/2030

1	Because the options in this column were fully vested as of December 31, 2022, the vesting schedules for these options are not reported.

2

The exercise price of each option granted under our equity compensation plans is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

3

Calculated by multiplying $10.15, the closing market price of our Common Stock on December 31, 2022, by the number of shares of restricted stock, restricted stock units or performance share units that are not vested or are unearned at December 31, 2022.

4	Vests as to one-half of the options on each of February 25, 2023 and February 25, 2024.

5

103,492 restricted shares (which Mr. Kramer will receive when the value of the shares is deductible by the Company for federal income tax purposes), 77,715 and 15,584 earned performance share units vest on December 31, 2023 and December 31, 2024, respectively (subject to TSR and ESG modifiers), and 121,047, 190,065 and 206,262 restricted stock units vest on February 25, 2023, February 26, 2024 and February 28, 2025, respectively.

6

21,161 and 4,536 earned performance share units vest on December 31, 2023 and December 31, 2024, respectively (subject to TSR and ESG modifiers), and 51,754 and 60,038 restricted stock units vest on February 26, 2024 and February 28, 2025, respectively.

65

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

7

19,702 and 4,097 earned performance share units vest on December 31, 2023 and December 31, 2024, respectively (subject to TSR and ESG modifiers), and 48,185 and 54,228 restricted stock units vest on February 26, 2024 and February 28, 2025, respectively.

8

19,702 and 4,097 performance share units vest on December 31, 2023 and December 31, 2024, respectively (subject to TSR and ESG modifiers), and 48,185 and 54,228 restricted stock units vest on February 26, 2024 and February 28, 2025, respectively.

9

9,486 and 2,048 earned performance share units vest on December 31, 2023 and December 31, 2024, respectively (subject to TSR and ESG modifiers), and 35,573, 23,200 and 27,114 restricted stock units vest on February 25, 2023, February 26, 2024 and February 28, 2025, respectively.

10

Unearned performance share units that will vest on December 31, 2023, July 31, 2024 (excluding Mr. Phillips) or December 31, 2024, subject to the achievement of the respective performance goals and TSR and ESG modifiers, as applicable.

11	All outstanding awards were cancelled at termination, with the exception of the listed stock options which had vested before termination and have a 90-day exercise period following termination.

During the restriction period for shares of restricted stock, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for shares of restricted stock, the grantee shall be entitled to vote restricted shares and receive dividends. For grants made after April 2013, shares of restricted stock will be credited with notional dividends that vest and are payable in cash (without interest) at the same time and subject to the same conditions as the underlying shares of restricted stock. Restricted stock units do not have any voting rights but receive dividend equivalents that vest and are payable in shares of Common Stock at the same time and subject to the same conditions as the underlying restricted stock units. Earned and unearned, but unvested, performance share units do not have any voting rights and are not entitled to receive dividend equivalents. For additional information regarding the terms of the performance share units, see “Compensation Discussion and Analysis — Long-Term Compensation — 2022 Grants of Performance-Based Incentives.”

66

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kramer	—	$—	327,117	$4,219,217	[2]
Wells	—	—	89,072	1,148,867	[3]
McClellan	—	—	82,929	1,069,637	[4]
Delaney	—	—	82,929	1,069,637	[5]
Phillips	—	—	31,068	359,676	[6]

Patterson	—	—	23,622	366,377	[7]

1	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

2

Represents the total value realized upon the vesting of 159,397 performance share awards for 2020-2022, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 167,720 restricted stock units.

3

Represents the total value realized upon the vesting of 43,403 performance share awards for 2020-2022, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 45,669 restricted stock units.

4

Represents the total value realized upon the vesting of 40,409 performance share awards for 2020-2022, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 42,520 restricted stock units.

5

Represents the total value realized upon the vesting of 40,409 performance share awards for 2020-2022, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 42,520 restricted stock units.

6

Represents the total value realized upon the vesting of 17,960 performance share awards for 2020-2022, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 13,108 restricted stock units.

7	Represents the total value realized upon the vesting of 23,622 restricted stock units. Mr. Patterson left the Company on October 31, 2022 and forfeited his 2020-2022 performance share award.

Defined Contribution Plan Benefits

The Savings Plan is a tax-qualified defined contribution plan that permits eligible employees, including all of the named executive officers, to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($20,500 in 2022) and an annual compensation limit ($305,000 in 2022), whichever occurs first. Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually of an additional 25% of their compensation up to a specified amount ($6,500 in 2022). Participants in the Savings Plan are eligible to receive Company matching contributions and retirement contributions in addition to the retirement benefits described below under “Pension Benefits.” Savings Plan participants are also eligible to make after-tax contributions subject to limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

67

EXECUTIVE COMPENSATION
Pension Benefits

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Mr. Kramer, Mr. McClellan and Mr. Patterson. Accruals in the Salaried Plan were frozen effective December 31, 2008. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees.

The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008, the year the Salaried Plan was frozen), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which was $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Mr. Wells, Mr. Delaney and Mr. Phillips participate in the retirement contributions feature of the Savings Plan. Under the Savings Plan, each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Effective January 1, 2009, Salaried Plan participants, including Mr. Kramer, Mr. McClellan and Mr. Patterson, also began receiving allocations under the retirement contributions feature of the Savings Plan.

Goodyear also maintains the Supplementary Plan, a non-qualified plan which provides additional retirement benefits to our officers, including all of the currently employed named executive officers. The Supplementary Plan was closed to new entrants effective December 31, 2021. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint ($73,500 in 2022), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. All benefits from the Supplementary Plan will be paid in a lump sum. For participants considered to be among the top 50 wage earners of the Company, benefits cannot be distributed prior to six months after separation of service. Mr. Kramer, Mr. Wells and Mr. McClellan are vested in their Supplementary Plan benefits. Mr. Patterson was not vested in his Supplementary Plan benefit upon the termination of his employment.

Mr. Kramer and Mr. McClellan are eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2022. Mr. Wells, Mr. Delaney and Mr. Phillips are not participants in the Salaried Plan. The chart below indicates the date at which each named executive officer is or will be eligible to receive a benefit from the Supplementary Plan.

68

EXECUTIVE COMPENSATION
Pension Benefits

SUPPLEMENTARY PLAN

Name	Earliest Eligibility for Benefit Commencement
Kramer	Currently eligible
Wells[1]	Currently eligible
McClellan	Currently eligible
Delaney	September 1, 2025
Phillips	November 1, 2030
Patterson	Forfeited prior to eligibility

1

Under the terms of the Supplementary Plan, Mr. Wells retains vesting credit for his prior eligible service at Goodyear, but did not retain any of the previously accrued benefits for that prior service.

We also maintain a non-qualified defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, who do not meet the eligibility requirements of the Supplementary Plan, there is a corresponding defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations under the defined contribution Excess Benefit Plan.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump sum value as of December 31, 2022 of the expected pension benefit payable at age 62 that was earned as of December 31, 2022. That is, the benefit reflects service and compensation only through 2022, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes (and which are set forth following the Pension Benefits Table), with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement. If a participant would not have 10 years of service at age 62, then the benefit is assumed to be payable at the age when 10 years of service would be attained.

Generally, a participant’s years of credited service under the Supplementary Plan are based on years of employment with Goodyear. However, in the past, credit for service prior to employment with Goodyear was infrequently granted. Mr. Kramer received 13.6 additional years of credited service following his hiring by Goodyear in respect of service with a prior employer. The benefits paid to Mr. Kramer under the Supplementary Plan will be reduced by amounts he is entitled to receive under the pension plan maintained by his prior employer. Due to this service grant, the present value of accumulated benefit in the Pension Benefits Table is $5,099,523 higher for Mr. Kramer. None of the other named executive officers have received any additional years of credited service.

69

EXECUTIVE COMPENSATION
Pension Benefits

The Compensation Committee has adopted a policy prohibiting the grant of additional service credit to participants in the Supplementary Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Kramer	Supplementary Pension Plan	36.42	$23,658,643	$—
	Salaried Pension Plan	8.83	280,610	—
Wells	Supplementary Pension Plan	4.25	1,272,386	—
McClellan	Supplementary Pension Plan	35.00	7,808,268	—
	Salaried Pension Plan	21.00	481,277	—
Delaney	Supplementary Pension Plan	7.33	2,129,888	—
Phillips	Supplementary Pension Plan	11.50	1,020,456	—
Patterson	Salaried Pension Plan	6.58	104,198	—

1

All amounts shown are estimates as of December 31, 2022; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2022

•	the form of payment is a lump sum

•	the interest rate used to calculate the Supplementary Plan lump sum payment for benefits commencing in 2023 or later: 2.75%

•	the interest rate used to calculate the Salaried Plan lump sum payment for benefits commencing in 2023 or later: 5.49% (Mr. Kramer, Mr. McClellan and Mr. Patterson)

•	the mortality assumptions used to calculate the lump sum are those set forth in Code Section 417(e) for the Salaried Plan and those set forth in UP-1984 Mortality for the Supplementary Plan

•	the discount rate used to determine the present value of the accumulated benefit is 5.36% for the Supplementary Plan and 5.49% for the Salaried Plan

•	the benefit commencement age is the later of age 62 and the age at which 10 years of service is attained (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2022 (for the Salaried Plan, credited service and pay as of December 31, 2008).

70

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and certain other highly compensated employees the opportunity to defer their base salary and annual incentive payments. Deferred amounts may be invested in one of five investment alternatives or, with respect to annual incentive payments, Goodyear stock units. Four of these investment alternatives are funds managed by The Northern Trust Company, and currently include a money market fund, an equity index fund, a bond fund and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 1.33% for the year ended December 31, 2022. The fifth investment vehicle is a growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of annual incentive payments into Goodyear stock units will result in a 20% premium paid in stock units that will vest in one year. There is no guaranteed return associated with any deferred amounts, and deferred amounts are subject to the claims of creditors in the event of our bankruptcy. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral of amounts originally deferred prior to January 1, 2005 is allowed only if elected one year prior to the scheduled payout. Any stock units are converted to shares of Common Stock and distributed to the participant on March 31 of the fourth year following the end of the plan year under which the award was earned.

The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kramer	—	—	($28,413)	—	$195,206
Wells	—	—	—	—	—
McClellan	—	—	—	—	—
Delaney	—	—	—	—	—
Phillips	—	—	—	—	—

Patterson	—	—	—	—	—

1	Represents deferral in 2022 of base salary and/or annual incentive payments in respect of performance in 2021.

2

No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules and regulations.

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

EXECUTIVE SEVERANCE PLAN

The Executive Severance Plan provides severance benefits to the Company’s officers, including all of the named executive officers, as follows:

(1)

If a participant’s employment is terminated by the Company and its affiliates other than for Cause (as such term is defined below), death or disability (and other than in connection with a change-in-control, as described in paragraph

71

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

(2) below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) if the sum of the participant’s age plus years of credited service is equal to or greater than 75, vesting of the participant’s benefit under the Supplementary Plan; (v) continued health care coverage for a number of years equal to the participant’s severance multiple; and (vi) outplacement services in an amount not to exceed $25,000. Mr. Kramer’s severance multiple is 2.0x and each of the other named executive officers’ severance multiple is 1.5x.

(2)

If a participant’s employment is terminated involuntarily other than for Cause, death, disability or mandatory retirement or by the participant for Good Reason during the pendency of, and for ninety days following the cessation of, a Potential Change in Control (as such term is defined below) or within two years following a Change in Control (as such term is defined below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on the participant’s target annual incentive; (iii) a cash severance payment equal to twice the sum of the participant’s base salary and target annual incentive; (iv) if the participant has at least five years of service, vesting of the participant’s Supplementary Plan benefit; (v) continued health care coverage for up to two years; and (vi) outplacement services in an amount not to exceed $25,000 and reimbursement for certain legal fees incurred in connection with certain claims made under the Executive Severance Plan.

To be eligible to receive the benefits described above, the participant must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Executive Severance Plan has been effective since February 28, 2013 and now renews for one-year periods unless the Company provides notice, at least 90 days prior to the end of the current term, of its intent not to renew the Executive Severance Plan. The Executive Severance Plan automatically renewed for an additional one-year period ending on February 28, 2024.

As used in the Executive Severance Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)

any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or

72

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on February 28, 2013, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on February 28, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence during the pendency of, and for ninety days following the cessation of, a Potential Change in Control or within two years following a Change in Control, without the affected eligible employee’s written consent, of any of the following:

(1)

the assignment to the employee of duties that are materially inconsistent with the employee’s authority, duties or responsibilities immediately prior to a Potential Change in Control or, in the absence thereof, a Change in Control (other

73

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a material diminution in such authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such material diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Executive Severance Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)

a change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control or, in the absence thereof, a Change in Control;

(3)

a material reduction in the Employee’s annual base salary or target annual incentive opportunity from that in effect immediately before a Potential Change in Control or, in the absence thereof, a Change in Control; and

(4)

the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Executive Severance Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)

any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The description above is meant only to be a summary of the provisions of the Executive Severance Plan. The Executive Severance Plan was an exhibit to a Form 8-K filed with the SEC on March 6, 2013.

74

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

QUANTIFICATION OF TERMINATION BENEFITS

The table below shows amounts that would be payable to each of the named executive officers (other than Mr. Patterson), as of December 31, 2022, upon the termination of their employment in the circumstances indicated in each row of the table. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2022. As Mr. Patterson left the Company prior to December 31, 2022, he is not included in the table below. We have assumed that, if a named executive officer resigned or was terminated for Cause, the Compensation Committee would have exercised its discretion to cancel any outstanding awards in respect of the performance cycles ending on December 31, 2022 prior to the payment of those awards in February 2023. Other assumptions used to determine the amounts shown are described below.

Cash Severance. The amounts shown in the rows captioned “Termination Without Cause” and “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Executive Severance Plan. (See “Executive Severance Plan” above.) Cash severance is not payable in any other circumstance.

Annual and Long-Term Cash Incentives. The amounts shown in the table for annual and long-term cash incentives are the amounts earned for the annual or three-year performance cycles ended December 31, 2022. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2021-2023 and 2022-2024 long-term cash incentive awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2021-2023 and 2022-2024 long-term cash incentive awards.

Equity. The amounts shown in the table for equity with respect to restricted stock units in the rows captioned “Death/Disability” and “Retirement” reflect pro-rata vesting, and in the row captioned “Involuntary Termination Within Two Years of Change in Control” reflect the full vesting, of the restricted stock units upon the occurrence of those events. In each case, the amounts shown are calculated based on a per share price of $10.15, the closing market price of our Common Stock on December 31, 2022.

The amounts shown in the table for equity with respect to performance share awards are the amounts earned for the three-year performance cycle ended December 31, 2022. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2021-2023 and 2022-2024 performance share awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2021-2023 and 2022-2024 performance share awards and the Value Creation Plan performance share awards. In each case, the amounts shown are calculated based on a per share price of $10.15, the closing market price of our Common Stock on December 31, 2022.

Our equity compensation plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant

75

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) for options granted on or after June 8, 2010, in the event of the termination of the optionee’s employment by us other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment.

Additional Retirement Benefits. The table below shows the additional retirement benefits, if any, that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2022, and that named executive officer was vested in the benefit as of that date. Mr. Kramer, Mr. Wells and Mr. McClellan are vested in their Supplementary Plan benefit. Mr. Delaney and Mr. Phillips are not yet vested in a Supplementary Plan benefit, are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan, and would instead receive substantially smaller benefits from the defined contribution Excess Benefit Plan. The Supplementary Plan and Salaried Plan amounts shown in the Pension Benefits table are the present values at December 31, 2022 of benefits that would be payable in lump sum form at the later of age 62 and the age at which 10 years of service is attained (or age at December 31, 2022, if older than 62). The amounts shown in the table below are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits table, in lump sum form after termination of employment at December 31, 2022. The additional amounts are solely due to differences in the assumptions used to value the benefit as of December 31, 2022.

In the event of an “Involuntary Termination Within Two Years of Change in Control,” Mr. Delaney’s and Mr. Phillips’s benefits under the Supplementary Plan will become vested since they each have five years of credited service. For Mr. Delaney, the difference between the amount payable from the Supplementary Plan upon a triggering event ($2,578,534) and the value presented in the Pension Benefits table ($2,129,888) is solely due to differences in the assumptions used in the calculations. For Mr. Philips, the difference between the amount payable from the Supplementary Plan upon a triggering event ($1,114,336) and the value presented in the Pension Benefits table ($1,020,456) is solely due to differences in the assumptions used in the calculations.

All Other Benefits. The amounts shown for all other benefits for each scenario include the payment of accrued vacation. In addition, the amounts shown in the row captioned “Termination Without Cause” include reimbursement of COBRA payments and payments for outplacement services (capped at $25,000), and the amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” include reimbursement of COBRA payments, payments for outplacement services (capped at $25,000), and reimbursement for legal fees, if any (assumed to be $0 for purposes of the table below).

For purposes of the table below, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. Mr. Kramer and Mr. McClellan were eligible for retirement on December 31, 2022.

76

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

Because Mr. Patterson was terminated without cause on October 31, 2022, he is not included in the table below. In connection with his departure and subject to his compliance with non-competition and other obligations under the Executive Severance Plan, Mr. Patterson was entitled to receive compensation under the Executive Severance Plan, including cash severance in the amount of $1,852,500, a prorated annual incentive in the amount of $477,488, payouts under the defined contribution Excess Benefit Plan in the amount of $465,416, and other accrued benefits of $169,804.

Name	Grant Date	Cash Severance	Annual and Long-Term Cash Incentives	Equity	Additional Retirement Benefits	All Other Benefits	Total

Kramer	Death/Disability	$—	$10,209,500	$8,881,654	$11,282,822	$161,538	$30,535,514
	Retirement	—	10,209,500	8,881,654	2,144,619	161,538	21,397,311
	Termination Without Cause	7,280,000	10,209,500	8,881,654	11,282,822	207,766	37,861,742
	Involuntary Termination Within Two Years of Change in Control	7,280,000	15,534,500	13,032,070	11,282,822	207,766	47,337,158

Wells	Death/Disability	—	4,256,543	1,842,678	181,694	—	6,280,915
	Retirement	—	3,023,350	1,836,054	181,694	—	5,041,098
	Termination Without Cause	2,505,000	5,023,350	1,836,054	181,694	47,286	9,593,384
	Involuntary Termination Within Two Years of Change in Control	3,340,000	6,539,950	3,245,246	181,694	54,714	13,361,604

McClellan	Death/Disability	—	2,811,720	1,697,371	4,568,796	81,000	9,158,887
	Retirement	—	2,811,720	1,697,371	1,124,779	81,000	5,714,870
	Termination Without Cause	2,398,500	2,811,720	1,697,371	4,568,796	120,474	11,596,861
	Involuntary Termination Within Two Years of Change in Control	3,198,000	4,195,020	2,964,172	4,568,796	125,298	15,051,286

Delaney	Death/Disability	—	2,751,150	1,113,094	—	58,846	3,923,090
	Retirement	—	1,764,450	410,151	—	—	2,174,601
	Termination Without Cause	2,295,000	1,764,450	410,151	—	105,038	4,574,639
	Involuntary Termination Within Two Years of Change in Control	3,060,000	4,134,450	2,964,172	2,578,534	112,102	12,849,258

Phillips	Death/Disability	—	1,457,850	868,843	—	21,923	2,348,616

	Retirement	—	979,700	182,294	—	—	1,161,994
	Termination Without Cause	1,665,000	979,700	182,294	—	60,476	2,887,470
	Involuntary Termination Within Two Years of Change in Control	2,220,000	2,141,050	2,701,498	1,114,336	64,993	8,241,877

77

EXECUTIVE COMPENSATION
Director Compensation Table

Director Compensation Table

The table below sets forth information regarding the compensation paid to our non-management directors during 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Clayton[3]	—	—	—	—
Firestone	$156,250	$160,000	$952	$317,202
Geissler	130,000	160,000	659	290,659
Hellman[4]	36,429	84,835	—	121,264
Koellner	185,000	160,000	—	345,000
Lewis	142,500	160,000	—	302,500
Mahendra-Rajah	130,000	160,000	1,364	291,364
McCollough[4]	36,429	84,835	1,426	122,690
McGlade	156,250	160,000	—	316,250
Palmore	145,000	160,000	—	305,000
Siu	130,000	160,000	622	290,622
Streeter[4]	38,929	84,835	—	123,764
Wessel	130,000	160,000	864	290,864

Williams	145,000	160,000	—	305,000

1	Represents quarterly grants of restricted stock units pursuant to the Outside Directors’ Equity Participation Plan. For further information regarding this plan, see the description below.

As of December 31, 2022, the following directors held the total number of restricted stock units and deferred share equivalent units indicated next to his or her name:

Name	Number of Restricted Stock Units	Number of Deferred Share Equivalent Units	Total Share Equivalents
Clayton	—	—	—
Firestone	124,764	4,337	129,101
Geissler	99,675	—	99,675
Hellman	—	—	—
Koellner	66,777	16,861	83,638
Lewis	15,889	—	15,889
Mahendra-Rajah	14,516	2,460	16,976
McCollough	—	7,527	7,527
McGlade	81,483	—	81,483
Palmore	84,715	—	84,715
Siu	37,470	—	37,470
Streeter	—	—	—
Wessel	124,764	14,219	138,983
Williams	45,023	—	45,023

2	Represents income associated with the Company’s provision of up to two sets of automobile tires per year to the directors.

78

EXECUTIVE COMPENSATION
Director Compensation Table

3	Ms. Clayton was elected to the Board on November 28, 2022.

4	Mr. Hellman, Mr. McCollough and Ms. Streeter did not stand for re-election to the Board at the Company’s 2022 annual meeting of shareholders and their terms ended on April 11, 2022.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

The Compensation Committee reviews pay levels for non-management directors each year with assistance from its compensation consultant, who prepares a comprehensive assessment of Goodyear’s non-management director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following that review, the Board of Directors, consistent with the recommendation of the Compensation Committee, retained the compensation program, which has been in effect since October 2021, as set forth below.

Compensation Component	Amount
Annual Cash Retainer	$130,000
Annual Equity Retainer	160,000
Lead Director	55,000
Audit Committee Chair	25,000
Human Capital and Compensation Committee Chair	25,000
Corporate Responsibility and Compliance Committee Chair	15,000
Finance Committee Chair	15,000

Governance Committee Chair	15,000

Any director who attends more than 24 Board and committee meetings will receive $1,700 for each additional meeting attended ($1,000 if the meeting was attended virtually or by telephone). In addition, the Board may form special committees from time to time and determine the compensation of the chairperson of such committees. Travel and lodging expenses incurred in attending Board and committee meetings are paid by Goodyear. Mr. Kramer did not receive additional compensation for his service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For 2022, each eligible director received a quarterly grant of restricted stock units with a grant date fair value of $40,000, payable on the first business day of the subsequent calendar quarter based on the closing market price of our Common Stock on that date. These restricted stock units will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalent units based on the closing market price of our Common Stock on the payment date. Under the Directors’ Equity Plan, the restricted stock units and share equivalent units receive dividend equivalents at the same rate as our Common Stock, which dividends will be converted into restricted stock units or share equivalent units, as the case may be, based on the closing market price of our Common Stock on the dividend payment date. Share equivalent units accrued prior to October 1, 2010 will be converted to a dollar value at the closing market price of our Common Stock on the

79

EXECUTIVE COMPENSATION
Director Compensation Table

later of the first business day of the seventh month following the month during which the participant ceased to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Amounts earned and vested on or after January 1, 2005, will be paid out in a lump sum on the fifth business day following the conversion from share equivalent units to a dollar value. Share equivalent units accrued on or after October 1, 2010 will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

The stockholding guidelines for directors specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer. Shares owned directly and restricted stock units and share equivalent units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The stock price to be used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 200-day period. During 2022, each of our directors complied with our stockholding guidelines.

Risks Related To Compensation Policies And Practices

We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

Pay Ratio

For 2022, the annual total compensation of the CEO, as set forth in the Summary Compensation Table, was $10,317,348, and the median of the annual total compensation of all employees, other than the CEO, was $42,773, resulting in a ratio of 241:1 (the “pay ratio”).

In determining the median employee, we collected information regarding taxable wages for all employees, defined consistently with applicable SEC regulations, of the Company and its consolidated subsidiaries as of October 1, 2022 for the period beginning January 1, 2022 and ending September 30, 2022. Taxable wages generally included an employee’s actual income, including wages, overtime, bonuses and other cash incentives, that are subject to taxation in the applicable jurisdiction. We converted earnings paid in local currencies to U.S. dollars by applying the average exchange rate used for the preparation of our financial statements for the period from January 1, 2022 to September 30, 2022.

We did not utilize the “de minimis” exception, statistical sampling or other similar methods, or any cost-of-living adjustment, as permitted by applicable SEC regulations, in calculating the pay ratio.

80

Item 402(v) Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table (SCT) Total for PEO 1	Compensation Actually Paid to PEO 2	Average SCT Total for Non-PEO NEOs 1	Average Compensation Actually Paid to Non-PEO NEOs 3	TSR	Peer Group TSR 4	Goodyear Net Income (in millions)	EBIT (Company- Selected Measure) (in millions)
2022	$10,317,348	$(11,700,294)	$3,264,573	$(2,598,280)	$66.05	$104.59	$202	$1,188
2021	21,415,578	39,794,054	6,743,039	11,818,873	138.73	142.18	764	988	5

2020	16,003,113	13,870,027	4,333,433	4,338,563	70.99	117.51	(1,254)	(85)

1
During 2020-2022, Mr. Kramer was our Chief Executive Officer. During 2020-2021, our
non-PEO
NEOs consisted of Messrs. Wells, McClellan, Delaney and Patterson. During 2022, our
non-PEO
NEOs consisted of Messrs. Wells, McClellan
, Delan
ey, Phillips and Patterson.

2
The following table sets forth the adjustments made to the SCT Total for PEO during each year presented to determine compensation actually paid (CAP) to PEO, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period:

	Covered Year
	2022	2021	2020
SCT Total for PEO	$10,317,348	$21,415,578	$16,003,113
Deduct aggregate change in actuarial present value of accumulated benefit under pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	0	(199,123)	(4,777,795)
Add “service cost” for pension plans a	736,934	751,064	672,490
Add “prior service cost” for pension plans b	0	0	0
Deduct amounts reported under “Stock Awards” Column of the SCT	(5,658,051)	(10,688,026)	(1,757,495)
Deduct amounts reported under “Option Awards” Column of the SCT	0	0	(1,970,000)
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end c	2,566,857	17,417,825	7,596,234
Add(Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end d	(15,440,422)	8,704,509	(1,693,415)
Add the fair value of awards granted and vested during the covered year e	193,682	0	0
Add(Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year f	(4,416,642)	2,392,227	(254,427)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	0	0	0
Add dividends on unvested awards paid during the covered year	0	0	51,322
Add incremental fair value of awards modified during the covered year	0	0	0

Compensation Actually Paid:	(11,700,294)	39,794,054	13,870,027

a	Service cost is actuarially determined for services rendered during the covered year.

b	There were no plan amendments or initiations during the reporting period.

81

ITEM 402(v) PAY VERSUS PERFORMANCE
Pay Versus Performance Table

c
For 2022, the value includes the fair value of the 2022 RSU awards and 1/3 of the 2021-2023 and 2022-2024 PSU awards, each with respect to the 2022 performance period. For 2021, the value includes the fair value of the 2021 RSU awards, 1/3 of the 2020-2022 and 2021-2023 PSU awards, each with respect to the 2021 performance period, and the Value Creation Plan awards. For 2020, the value includes the fair value of the 2020 RSU awards, 2020 stock option awards, and 1/3 of the 2020-2022 PSU awards with respect to the 2020 performance period. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

d
For 2022, the value includes the change in fair value of the 2020 RSU awards, 2021 RSU awards, 1/3 of the 2021-2023 PSU awards with respect to the 2021 performance period, Value Creation Plan awards and various stock option awards. For 2021, the value includes the change in fair value of the 2019 RSU awards, 2020 RSU awards, 1/3 of the 2020-2022 PSU awards with respect to the 2020 performance period and various stock option awards. For 2020, the value includes the change in fair value of the 2018 RSU awards, the 2019 RSU awards, all of the 2019-2021 PSU awards and various stock option awards. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

e	For 2022, the value includes 1/3 of the 2020-2022 PSU awards with respect to the 2022 performance period.

f
For 2022, the value includes the 2019 RSU awards and 2/3 of the 2020-2022 PSU awards with respect to the 2020 and 2021 performance periods and various stock option awards. For 2021, the value includes the 2018 RSU awards, all of the 2019-2021 PSU awards and various stock option awards. For 2020, the value includes the 2017 RSU awards and all of the 2018-2020 PSU awards and various stock option awards.

3
The following table sets forth the adjustments made to the SCT during each year presented to determi ne th
e average
CAP
to the Non-
PEO
NEOs, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period:

	Covered Year
	2022	2021	2020
Average SCT Total for non-PEO NEOs	$3,264,573	$6,743,039	$4,333,433
Deduct aggregate change in actuarial present value of accumulated benefit under pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	(54,061)	(421,654)	(1,192,661)
Add “service cost” for pension plans a	393,302	445,423	385,290
Add “prior service cost” for pension plans b	0	0	0
Deduct amounts reported under “Stock Awards” Column of the SCT	(1,221,736)	(3,051,695)	(122,502)
Deduct amounts reported under “Option Awards” Column of the SCT	0	0	(734,999)
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end c	484,879	4,992,033	2,239,042
Add(Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end d	(3,278,827)	2,487,301	(495,692)
Add the fair value of awards granted and vested during the covered year e	34,551	0	0
Add(Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year f	(1,067,225)	624,426	(86,107)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year g	(1,153,736)	0	0
Add dividends on unvested awards paid during the covered year	0	0	12,759
Add incremental fair value of awards modified during the covered year	0	0	0
Compensation Actually Paid:	(2,598,280)	11,818,873	4,338,563

a	Service cost is actuarially determined for services rendered during the covered year.

b	There were no plan amendments or initiations during the reporting period.

c
For 2022, the value includes the fair value of the 2022 RSU awards and 1/3 of the 2021-2023 and 2022-2024 PSU awards, each with respect to the 2022 performance period. For 2021, the value includes the fair value of the 2021 RSU awards, 1/3 of the 2020-2022 and 2021-2023 PSU awards, each with respect to the 2021 performance period, and the Value Creation Plan awards. For 2020, the value includes the fair value of the 2020 RSU awards, 2020 stock option awards, and 1/3 of the 2020-2022 PSU awards with respect to the 2020 performance period. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

d
For 2022, the value includes the change in fair value of the 2020 RSU awards, 2021 RSU awards, 1/3 of the 2021-2023 PSU awards with respect to the 2021 performance period, Value Creation Plan awards and various stock option awards. For 2021, the value includes the change in fair value of the

82

ITEM 402(v) PAY VERSUS PERFORMANCE
Pay Versus Performance Table

2019 RSU awards, 2020 RSU awards, 1/3 of the 2020-2022 PSU awards with respect to the 2020 performance period and various stock option awards. For 2020, the value includes the change in fair value of the 2018 RSU awards, the 2019 RSU awards, all of the 2019-2021 PSU awards and various stock option awards. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

e	For 2022, the value includes 1/3 of the 2020-2022 PSU awards with respect to the 2022 performance period.

f
For 2022, the value includes the 2019 RSU awards and 2/3 of the 2020-2022 PSU awards with respect to the 2020 and 2021 performance periods and various stock option awards. For 2021, the value includes the 2018 RSU awards, all of the 2019-2021 PSU awards and various stock option awards. For 2020, the value includes the 2017 RSU awards and all of the 2018-2020 PSU awards and various stock option awards.

g	For 2022, the value in this row reflects the aggregate fair value of awards forfeited by Mr. Patterson when he left the Company on October 31, 2022.

4	Dow Jones US Auto Parts Index

5
As reported in the 2022 Proxy Statement. This figure excludes results from Cooper Tire. Following the acquisition of Cooper Tire in June 2021, the Compensation Committee did not alter any of the previously established targets for the Company’s annual incentive plan and evaluated performance against the metrics for the Company, excluding results of operations attributable to Cooper Tire.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The Pay versus Performance Table demonstrates the strong link between Compensation Actually Paid (CAP) and Company performance. The following table illustrates the value of our CEO and other NEOs’ CAP and the Company’s TSR.
Compensation Actually Paid and Company TSR

During the covered years, the CAP to the CEO and other NEOs moved in parallel to the Company’s TSR.
From 2021 to 2022, TSR decreased 52%. During the same period, our CEO’s CAP decreased 129% and our non-PEO NEOs’ CAP decreased by 122%.
From 2020 to 2021, TSR increased 95%. During the same period, our CEO’s CAP increased 187%, driven by increases in the fair value of equity-based awards, and our non-PEO NEOs’ CAP increased by 172%.

83

ITEM 402(v) PAY VERSUS PERFORMANCE
Pay Versus Performance Table

The following table illustrates the value of our CEO and other NEOs’ CAP and Goodye ar Net I
ncome:
Compensation Actually Paid and Goodyear Net Income

Our CEO and other NEOs’ annual CAP moved in the same direction as our net income during the covered years.
During the covered years, our long-term incentive plans included net income, adjusted to exclude certain items.

The following table illustrates the value of our CEO and other NEOs’ CAP and the Company’s EBIT (Company-Selected Measure):
Compensation Actually Paid and EBIT

Although, the Company achieved higher EBIT in 2022 than in 2021, the results were below the target set by the Compensation Committee under our annual incentive plan. The Compensation Committee set a rigorous target, including Cooper Tire for the first time. The CAP to our CEO and other NEOs includes payouts for achieving 79% of target at a total company level.

84

ITEM 402(v) PAY VERSUS PERFORMANCE
Pay Versus Performance Table

The following table compares the Company’s TSR to the Peer Group TSR:
Company TSR an
d Peer G
roup TSR

On a cumulative basis the Company’s TSR is lower than the Dow Jones US Auto Parts Index during the 2020-2022 period.
The Company’s TSR experienced the same directional changes as the Dow Jones US Auto Parts Index during 2020-2022, although it was more volatile.
REQUIRED TABULAR DISCLOSURE OF MOST IMPORTANT MEASURES
The six items listed below represent the most important metrics we used to determine executive compensation for 2022 as further described in our Compensation Discussion and Analysis w ithin
the sections titled “Annual Compensation” and “Long-Term Compensation.”

Most Important Performance Measures for Determining NEO Pay

1. Share

2. Cost

3. Cash (Free Cash Flow)

4. EBIT

5. Adjusted Net Income

6. Cash Flow Return on Capital
In 2022, our performance targets continued to emphasize Share, Cost and Cash, reflecting the importance of our balance sheet and the generation of free cash flow and profitability. As the industry continues to recover from the impact of the COVID-19 pandemic and related macroeconomic impacts, we determined that EBIT is the most important measure to link compensation to our performance in 2022.

85

BENEFICIAL OWNERSHIP OF COMMON STOCK

The persons identified in the table below have reported that they beneficially owned more than 5% of the outstanding shares of the Common Stock as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding Beneficially Owned
BlackRock, Inc.
55 East 52nd Street New York, New York 10055	34,713,271	[1]	12.3%
The Vanguard Group, Inc.

100 Vanguard Blvd. Malvern, Pennsylvania 19355	28,724,606	[2]	10.1%
AllianceBernstein L.P.
1345 Avenue of the Americas New York, New York 10105	17,999,772	[3]	6.4%
Dimensional Fund Advisors LP

6300 Bee Cave Road Building One Austin, Texas 78746	15,106,478	[4]	5.3%

1

At December 31, 2022, sole voting power in respect of 33,947,776 shares and sole dispositive power in respect of 34,713,271 shares, as stated in a Schedule 13G/A filed with the SEC on January 26, 2023.

2

At December 31, 2022, shared voting power in respect of 329,161 shares, sole dispositive power in respect of 28,107,220 shares and shared dispositive power in respect of 617,386 shares, as stated in a Schedule 13G/A filed with the SEC on February 9, 2023.

3

At December 31, 2022, sole voting power in respect of 15,987,477 shares, sole dispositive power in respect of 17,711,071 shares and shared dispositive power in respect of 288,701 shares, as stated in a Schedule 13G/A filed with the SEC on February 14, 2023.

4	At December 31, 2022, sole voting power in respect of 14,837,876 shares and sole dispositive power in respect of 15,106,478 shares, as stated in a Schedule 13G filed with the SEC on February 10, 2023.

In addition, The Northern Trust Company, 333 S. Wabash Avenue, Chicago, Illinois 60604, has indicated that at the record date it held 3,230,495 shares, or approximately 1.1% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear.

86

BENEFICIAL OWNERSHIP OF COMMON STOCK

On February 14, 2023, each director and nominee, each named executive officer, and all directors, nominees and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 14, 2023[1]
Name	Shares of Common Stock Owned Directly[2]		Shares of Common Stock Held in Savings Plan[3]	Shares of Common Stock Subject to Exercisable Options[4]	Deferred Share Equivalent Units and Restricted Stock Units		Percent of Class

Norma B. Clayton	-0-		-0-	-0-	3,046	[6]	*

James A. Firestone	-0-		-0-	-0-	133,027	[6]	*

Werner Geissler	50,000		-0-	-0-	103,600	[6]	*

Laurette T. Koellner	-0-		-0-	-0-	87,563	[6]	*

Karla R. Lewis	-0-		-0-	-0-	19,814	[6]	*

Prashanth Mahendra-Rajah	-0-		-0-	-0-	21,699	[6]	*

John E. McGlade	-0-		-0-	-0-	85,409	[6]	*

Roderick A. Palmore	-0-		-0-	-0-	88,641	[6]	*

Hera Siu	-0-		-0-	-0-	41,396	[6]	*

Michael R. Wessel	-0-		-0-	-0-	142,909	[6]	*

Thomas L. Williams	-0-		-0-	-0-	48,948	[6]	*

Richard J. Kramer	832,297	[5]	253	1,501,812	517,890	[7,8]	*

Darren R. Wells	98,764		-0-	331,218	111,792	[8]	*

Christopher R. Delaney	101,871		-0-	434,386	102,413	[8]	*

Stephen R. McClellan	176,646		2,025	504,892	102,413	[8]	*

David E. Phillips	29,313		-0-	75,000	85,887	[8]	*

Ryan G. Patterson	-0-		-0-	-0-	-0-		*

All directors, nominees, named executive officers and all other executive officers as a group (23 persons)	1,420,184		6,457	3,121,563	1,962,333		1.6%

*	Less than 1%

1

The number of shares indicated as beneficially owned by each of the directors, nominees and named executive officers, and by all directors, nominees and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

2	Unless otherwise indicated in a subsequent note, each person named and each member of the group has voting and investment power with respect to the shares of Common Stock shown.

3	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

4	Shares that may be acquired upon the exercise of options which are exercisable on or prior to April 15, 2023.

5	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements.

6

Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation Table” at page 78.

7

Includes 516 units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

8	Restricted stock units, each equivalent to a share of Common Stock, that vest and convert into shares of Common Stock following a specified service period.

87

RELATED PERSON TRANSACTIONS

During 2022, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear directors are directors and/or executive officers. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose actual and potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee or the Lead Director on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

88

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and expenses for services rendered by PwC for fiscal 2022 and 2021.

(IN THOUSANDS)

	2022	2021
Audit Fees and Expenses[1]	$12,870	$14,484
Audit-Related Fees and Expenses[2]	262	348
Tax Fees and Expenses[3]	469	617
All Other Fees and Expenses[4]	333	441

Total	$13,934	$15,890

1

Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

2	Audit-related fees and expenses consist primarily of accounting consultations and other related services.

3	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

4	All other fees and expenses principally include fees related to advisory services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chairman of the Committee. The Chairman is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

89

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2022 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2022 and in its 2022 Annual Report to Shareholders.

THE AUDIT COMMITTEE

John E. McGlade, Chairman

Norma B. Clayton

Werner Geissler

Prashanth Mahendra-Rajah

Roderick A. Palmore

90

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has the ultimate authority and responsibility to directly appoint, retain, compensate, oversee, evaluate, and, where appropriate, terminate the independent accountants. The Audit Committee has appointed PwC as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2023 and its internal control over financial reporting as of December 31, 2023. During fiscal year 2022, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” above.

PwC and its predecessor firms have been our independent auditors since 1898. The Audit Committee believes that our long-term engagement of PwC has several benefits:

•	Improved audit quality due to PwC’s in-depth understanding of our global business, accounting policies, practices and systems, and internal controls.

•	Improved audit efficiency and effectiveness due to PwC’s familiarity with the Company, which also results in a lower fee structure.

•	Elimination of time and expense inherent in on-boarding a new independent auditor.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management.

The members of the Audit Committee believe that the continued retention of PwC to serve as Goodyear’s independent registered public accounting firm is in the best interests of Goodyear and its shareholders. As a result, the following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023 is hereby ratified.”

91

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of PwC requires the affirmative vote of a majority of our outstanding Common Stock. In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2023.

Your Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 (Proposal 4).

92

PROPOSAL 5 – PROPOSAL TO ELIMINATE STATUTORY SUPERMAJORITY VOTE REQUIREMENTS APPLICABLE TO COMMON STOCK

The Board of Directors recommends that the shareholders adopt an amendment to the Company’s Amended Articles of Incorporation, as amended (the “Articles”), to eliminate from the Articles supermajority voting requirements applicable to our Common Stock, thereby reducing the required vote at a shareholder meeting to approve certain matters from the statutory default of two-thirds of the voting power of the Company to a majority of the voting power of the Company, subject to the terms of any preferred stock designations.

Ohio law establishes a default two-thirds voting power requirement for corporations relating to the following provisions: amending the articles of incorporation; reducing or eliminating stated capital; applying capital surplus to dividend payments; authorizing share repurchases; authorizing sales of all or substantially all the Company’s assets; adopting a merger agreement or other merger-related actions; authorizing a combination or majority share acquisition; dissolving the Company; releasing pre-emptive rights; or authorizing a dividend to be paid in shares of another class of stock. Ohio law also permits corporations to elect to be subject to not less than a majority voting power requirement with respect to these provisions.

Our Articles already provide that any “Business Combination,” defined as any merger or consolidation of the Company into or with any other person, corporation or entity or any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company to or with any other corporation, person or entity, requires approval of a majority of the voting power of the Company, and the affirmative vote of the holders of shares of any particular class otherwise required by the Articles. The Articles otherwise do not change the Ohio default statutory supermajority vote requirements, and, accordingly, approval of any of the other actions noted above currently requires a vote of two-thirds of the voting power of the Company.

The amendment to the Articles being proposed by the Board of Directors would reduce the statutory supermajority vote requirements under the Ohio General Corporation Law by adding a new Article Tenth in the form set forth in Exhibit B, which provides that, subject to the terms of any preferred stock designations and unless otherwise expressly required by another provision of the Articles or the Company’s Code of Regulations, or a provision of the Ohio General Corporation Law that cannot be altered by the Articles or the Code of Regulations, all actions requiring a supermajority vote of the shareholders under the Ohio General Corporation Law may be taken instead by shareholders holding a majority of the voting power of the Company, unless such action is taken by written consent of the shareholders without a meeting.

This proposal is a result of the ongoing review of corporate governance matters by the Board and its Governance Committee and input from our shareholders as part of our annual shareholder engagement efforts. Given shareholder support generally for similar proposals, including the approval by our shareholders of a related shareholder proposal at the Company’s 2022 Annual Meeting of Shareholders, and after careful consideration, the Board of Directors is proposing this amendment to the Articles.

93

PROPOSAL 5 – PROPOSAL TO ELIMINATE STATUTORY SUPERMAJORITY VOTE REQUIREMENTS APPLICABLE TO COMMON STOCK

The summary above is qualified in its entirety by reference to the full text of the proposed amendment in Exhibit B. If adopted by the shareholders, the amendment will become effective upon filing with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Adoption of the proposed amendment to the Articles requires the affirmative vote of two-thirds of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the amendment to the Company’s Amended Articles of Incorporation to eliminate the default statutory supermajority vote requirements applicable to our Common Stock (Proposal 5).

94

PROPOSAL 6 – SHAREHOLDER PROPOSAL

The proposal set forth below has been submitted by Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of no fewer than 350 shares of Goodyear’s Common Stock.

Proposal 6 – Shareholder Ratification of Excessive Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred pay earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

Shareholder Ratification of Excessive Termination Pay received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

This proposal topic is especially important to Goodyear Tire & Rubber Company since management pay was rejected by an overwhelming 78% of shares in 2022. Plus Mr. James Firestone, chair of the management pay committee, and Ms. Laurette Koellner, Lead Director, were each rejected by 18% of shares in 2022 compared to certain other Goodyear Tire directors who were rejected by 1% of shares each.

Please vote yes:

Shareholder Ratification of Excessive Termination Pay – Proposal 6

95

PROPOSAL 6 – SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board has carefully considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company or our shareholders. The Board recommends voting AGAINST this proposal for the following reasons:

The Compensation Committee already has a policy to seek shareholder approval of new severance arrangements. The Company’s Executive Officer Cash Severance Policy (the “policy”), which is included as Exhibit C to this Proxy Statement, provides that the Company will seek advisory shareholder approval of any new agreement, plan or policy providing cash severance payments exceeding 2.99 times the executive officer’s base salary and target annual bonus – the very same ratio that the shareholder proposal contemplates. The Board believes that the policy is more carefully tailored than the shareholder proposal, striking the right balance between shareholder rights and the Company’s need to attract and retain talent.

The Board believes that the policy provides reasonable and appropriate limits on severance payments without being overly broad. The policy (i) applies to all executive officers (as opposed to “any senior manager,” an undefined and potentially very broad population of employees, as contemplated by the proposal), (ii) defines appropriate and narrowly-tailored exclusions to the types of compensation covered, such as payments of salary or bonus that are accrued and unpaid at the time of termination and retirement benefits for retirement-eligible employees, and (iii) does not include the value of awards that vest and pay out under the terms of our shareholder-approved incentive compensation plans. The policy enables Goodyear to offer post-termination benefits in situations the Compensation Committee believes are appropriate, such as permitting long-term award vesting in the event of an eligible retirement or upon termination of employment after a change in control. We believe the acceleration of long-term award vesting is appropriate in both scenarios and should not be subject to additional shareholder approval beyond the say-on-pay advisory vote that we hold annually or the vote on the approval of an incentive compensation plan.

The Board believes that that the proposal seeks to address a practice that does not currently exist. Cash severance payments for executives are only payable in limited circumstances and are already limited to less than 2.99 times base salary plus target annual bonus. Executives are only entitled to receive cash severance payments in accordance with our long-standing Executive Severance and Change in Control Plan (the “Executive Severance Plan”), which provides for severance benefits to executives in the event of specified termination events. These benefits include a cash severance payment equal to the sum of the executive’s base salary and target annual incentive, multiplied by 2.0x in the event of a change in control or a severance multiple, that currently range from 1.0x to 2.0x depending on the level of the executive, for other qualifying termination events. Consequently, executives’ cash severance payments are already limited to less than 2.99 times their base salary plus target annual bonus. Executives are also entitled to certain other severance benefits that we believe are appropriate and reasonable, including pro-rated annual incentive payments, potential vesting of the executive’s Supplementary Plan benefit, continued health care coverage and up to $25,000 in outplacement services, as further described under “Potential Payments Upon Termination or Change-in-Control – Executive Severance Plan.”

By including long-term incentive awards in the calculation of the proposed limit on severance or termination benefits, the proposal discourages the use of long-term awards. Long-term incentive awards are a critically important way that our executive compensation is tied to maximizing long-term shareholder value. Our long-term incentive compensation, consisting of performance-based awards, payable in shares of Common Stock and cash, and restricted stock units, is designed to focus our executives on increasing shareholder value and creating long-term growth and performance

96

PROPOSAL 6 – SHAREHOLDER PROPOSAL

opportunities. Long-term awards comprise a significant portion of our executives’ total compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards. The proposal would require shareholder approval for our executives to realize the full value of their previously granted incentive awards upon a qualifying termination event. The Board believes the proposal would have the effect of discouraging the use of long-term awards and, accordingly, directly conflict with the objectives of our executive compensation programs – namely, the alignment of shareholder and executive interests.

The proposal is unnecessary because shareholders already have opportunities to express their approval of our post-termination compensation policies. Our existing plans and policies governing post-termination compensation for executives are fully described in our Proxy Statement each year and, as such, shareholders have the opportunity to address those practices through our annual say-on-pay vote. In addition, the treatment of long-term incentive awards upon a change in control was expressly approved by shareholders when they approved our 2022 Performance Plan last year, which was approved by 92% of the shareholders voting on the proposal. We also regularly engage with, and respond to concerns raised by, our shareholders regarding executive compensation matters.

In addition, in the event of any merger, acquisition or other similar event, shareholders would have a further opportunity to express their views on any compensation paid to our named executive officers in connection with that transaction.

The proposal would unduly restrict our Compensation Committee’s ability to effectively structure our executive compensation program and place the Company at a disadvantage in attracting and retaining talent. Our executive compensation program is designed to attract and retain highly qualified and effective executives, as well as to motivate them to substantially contribute to the Company’s future success for the long-term benefit of shareholders. The proposal would require us to call a special meeting or wait until the next annual meeting to receive shareholder approval for many routine executive compensation matters, which could significantly hinder or delay our recruiting efforts and our competitiveness in the labor market and cause us to make significant expenditures for calling and holding special meetings.

We believe that our Compensation Committee, which is composed entirely of independent directors, is in the best position to design and implement executive compensation plans and policies that are aligned with the interests of our shareholders. To do that, the Compensation Committee must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account market practices, market competitiveness and the Company’s strategic, operational and financial goals. The proposal would unduly limit the Compensation Committee’s ability to exercise their judgment.

The proposal could create increased risk for shareholders and a misalignment between our executives and our shareholders during a change in control transaction. The accelerated vesting of long-term awards upon a change in control of the Company under our shareholder-approved incentive compensation plans and the Executive Severance Plan is intended to secure the executives’ continued services in the event of a change in control, which further aligns their interests with those of our shareholders when evaluating any potential transaction. Without this incentive to retain senior executives during a potential change in control, our ability to maximize shareholder value in such a transaction could be impaired. The risk of job loss following a change in control, coupled with a limit on compensation and the value that may be realized from previously granted incentive awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while a transaction is being negotiated or is pending. If the potential change in control

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PROPOSAL 6 – SHAREHOLDER PROPOSAL

transaction is in the best interests of our shareholders, our executives should be motivated to focus their full energy on pursuing that alternative, even if it is likely to result in the termination of their employment.

By effectively eliminating these important retention tools by requiring shareholder approval of termination payments, including the value of accelerated vesting of long-term incentive awards, the proposal could result in a misalignment between the interests of our executives and those of our shareholders in a change in control transaction and create increased risk to our shareholders.

In summary, the Board believes that our current executive compensation policies and practices, including our plans and policies governing post-termination compensation, are reasonable, appropriate and effectively align the interests of our executives with those of our shareholders. Adoption of this proposal could create a misalignment between those interests and prevent us from effectively recruiting, motivating and retaining critical talent, as well as undermining the objectives of our executive compensation program, and therefore would not be in the best interests of our shareholders.

Your Board of Directors unanimously recommends that shareholders vote AGAINST approval of this shareholder proposal (Proposal 6).

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GENERAL INFORMATION

Goodyear’s executive offices are located at:

200 Innovation Way

Akron, Ohio 44316-0001

Our telephone number is: 330-796-2121

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Goodyear to be voted at the Annual Meeting, and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Our Annual Report to Shareholders for the year ended December 31, 2022 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials.

Shares Voting

Holders of Common Stock at the close of business on the record date are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 283,263,555 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Vote Required

In accordance with Goodyear’s Articles of Incorporation, a director nominee must receive, in an uncontested election of directors, a greater number of votes cast “for” his or her election than “against” his or her election. You may not vote cumulatively in the election of directors.

Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the SEC.

The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a management or shareholder proposal, other than an advisory vote, to be adopted at the Annual Meeting. When considering the results of advisory votes, the Board of Directors intends to consider only those votes actually cast at the Annual Meeting.

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GENERAL INFORMATION
Vote Required

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders but have no effect on the election of directors or advisory votes.

VOTE REQUIREMENTS

Quorum To conduct business, at least a majority of shares entitled to vote must be represented, either in person or by proxy.

Voting for Proposals

PROPOSAL 2 — Advisory Vote on Executive Compensation

Majority of votes actually cast at the meeting

PROPOSAL 3 — Advisory Vote on Say-on-Pay Frequency

Plurality of votes actually cast at the meeting

PROPOSAL 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

Majority of our outstanding Common Stock

PROPOSAL 5 — Amend Articles to Eliminate Statutory Supermajority Voting Provisions for Common Stock

Two-thirds of our outstanding Common Stock

PROPOSAL 6 — Shareholder Proposal

Majority of our outstanding Common Stock

Voting for Director Nominees To serve on the Board, a greater number of votes must be cast for the nominee’s election than against.

Attending the Annual Meeting

To protect the health and well-being of our shareholders and employees who attend the Annual Meeting, we will follow guidance from the Centers for Disease Control and Prevention regarding masking and social distancing practices, as well as applicable state and local regulations.

Adjourned Meeting

The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Voting Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If

100

GENERAL INFORMATION
Voting Shares Held in Street Name

you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote only on matters deemed to be routine, such as the ratification of the selection of an accounting firm (Proposal 4). The election of directors (Proposal 1), the executive compensation advisory vote (Proposal 2), the say-on-pay frequency vote (Proposal 3), the company proposal (Proposal 5) and the shareholder proposal (Proposal 6) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for any director nominee or on any matter on which your broker does not have discretionary authority (resulting in a broker non-vote).

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in the Goodyear Common Stock fund of certain employee savings plans. Shares of Common Stock held in the trusts for these plans will be voted by the trustee as instructed by the plan participants who participate in the Goodyear Common Stock fund. Shares held in the trusts for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the Goodyear Common Stock fund of the applicable trust.

Voting of Proxy

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 10, 2023:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2022 are available at www.proxyvote.com.

David E. Phillips, Darren R. Wells and Daniel T. Young have been designated as proxies to vote shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

You may vote your shares using the internet by accessing the following web site: http://www.proxyvote.com or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Your shares will be voted for the twelve nominees identified at pages 15 through 21, unless your instructions are to vote against any one or more of the nominees.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

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GENERAL INFORMATION
Voting of Proxy

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of Proposals 2, 4 and 5, in favor of an annual say-on-pay vote frequency for Proposal 3, and against Proposal 6, unless your instructions are otherwise.

Revocability of Proxy

You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote already taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your voting instructions.

Confidentiality

Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge Financial Solutions, either by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

102

GENERAL INFORMATION
Shareholders Sharing The Same Address

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

Goodyear will mail without charge, upon written request, a copy of Goodyear’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.goodyear.com.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $14,500, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation, solicit proxies in person or by telephone or the internet.

Submission of Shareholder Proposals and Nominations

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2024 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the SEC concerning the submission and content of proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, and must be received by Goodyear prior to the close of business on November 14, 2023. If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials of the Board of Directors (a “proxy access nominee”) for the 2024 Annual Meeting of Shareholders, such nomination shall conform to the applicable requirements set forth in Article II, Section 2A of the Company’s Code of Regulations and any applicable regulations of the SEC concerning the submission and content of proxy access nominations, and must be submitted to the Secretary at the principal executive offices of the Company not earlier than October 15, 2023 and not later than the close of business on November 14, 2023. In addition, if a shareholder intends to present a proposal or other business (not including a proposal submitted for inclusion in our proxy materials pursuant to Rule 14a-8) or to nominate a candidate for election as a director (not including a proxy access nominee) at the 2024 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 12, 2023 and not later than the close of business on January 11, 2024. If notice of a proposal or a director nomination is not received by the Company in accordance with the dates specified pursuant to Rule 14a-8 or in the Code of Regulations, as the case may be, then the proposal or director nomination will be deemed untimely and we will have the right to exclude the proposal or director nomination from

103

GENERAL INFORMATION
Submission of Shareholder Proposals and Nominations

consideration at the meeting and/or to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination. Shareholder proposals or director nominations should be sent to the executive offices of Goodyear, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Office of the Secretary.

For a proposal or director nomination to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

In addition, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide written notice that sets forth all information required by Rule 14a-19 to the attention of the Office of the Secretary no later than February 10, 2024 (or, if the 2024 Annual Meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or by the close of business on the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made).

Other Business

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Mr. Phillips, Mr. Wells or Mr. Young in such manner as they, in their discretion, deem appropriate.

March 13, 2023

By Order of the Board of Directors

Daniel T. Young

Secretary

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EXHIBIT A

Use of Forward-Looking Statements

FORWARD-LOOKING INFORMATION—SAFE HARBOR STATEMENT

Certain information in this Proxy Statement (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	a prolonged economic downturn or economic uncertainty could adversely impact our business and results of operations;

•	there are risks and uncertainties regarding our acquisition of Cooper Tire and our ability to achieve the remaining expected benefits of that acquisition;

•	our future results of operations, financial condition and liquidity may continue to be adversely impacted by the COVID-19 pandemic, and that impact may be material;

•	raw material cost increases may materially adversely affect our operating results and financial condition;

•

we are experiencing inflationary cost pressures, including with respect to wages, benefits, transportation and energy costs, that may materially adversely affect our operating results and financial condition;

•	delays or disruptions in our supply chain or in the provision of services, including utilities, to us could result in increased costs or disruptions in our operations;

•	changes to tariffs, trade agreements or trade restrictions may materially adversely affect our operating results;

•	if we do not successfully implement our strategic initiatives, our operating results, financial condition and liquidity may be materially adversely affected;

•	we face significant global competition and our market share could decline;

•

deteriorating economic conditions in any of our major markets, or an inability to access capital markets or third-party financing when necessary, may materially adversely affect our operating results, financial condition and liquidity;

•

if we experience a labor strike, work stoppage, labor shortage or other similar event at the Company or its joint ventures, our business, results of operations, financial condition and liquidity could be materially adversely affected;

•	financial difficulties, work stoppages, labor shortages, supply disruptions or economic conditions affecting our major original equipment customers, dealers or suppliers could harm our business;

•	our capital expenditures may not be adequate to maintain our competitive position and may not be implemented in a timely or cost-effective manner;

105

•	our international operations have certain risks that may materially adversely affect our operating results, financial condition and liquidity;

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results, financial condition and liquidity;

•

our long term ability to meet our obligations, to repay maturing indebtedness or to implement strategic initiatives may be dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•

any failure to be in compliance with any material provision or covenant of our debt instruments, or a material reduction in the borrowing base under our first lien revolving credit facility, could have a material adverse effect on our liquidity and operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we have substantial fixed costs and, as a result, our operating income fluctuates disproportionately with changes in our net sales;

•	we may incur significant costs in connection with our contingent liabilities and tax matters;

•

our reserves for contingent liabilities and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•

environmental issues, including climate change, or legal, regulatory or market measures to address environmental issues, may negatively affect our business and operations and cause us to incur significant costs;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•

we may be adversely affected by any disruption in, or failure of, our information technology systems due to computer viruses, unauthorized access, cyber-attack, natural disasters or other similar disruptions;

•	we may not be able to protect our intellectual property rights adequately;

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected; and

•

we may be impacted by economic and supply disruptions associated with events beyond our control, such as war, including the current conflict between Russia and Ukraine, acts of terror, political unrest, public health concerns, labor disputes or natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

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EXHIBIT B

PROPOSAL 5 – PROPOSAL TO ELIMINATE STATUTORY SUPERMAJORITY VOTE REQUIREMENTS APPLICABLE TO COMMON STOCK

TEXT OF AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION:

New Article Tenth would read in its entirety as follows:

Subject to the express terms of any Preferred Stock designation, and except as otherwise provided in these Amended Articles of Incorporation or the Code of Regulations of the Corporation, notwithstanding any provisions of Chapter 1701 of the Ohio Revised Code, now or hereafter in effect, requiring, for any action to be taken by the Corporation pursuant to such Chapter, the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, such action (unless otherwise expressly prohibited by such statute) may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes. Notwithstanding the foregoing, the immediately preceding sentence of this Article TENTH shall not apply in respect of any action taken by written consent of shareholders without a meeting.

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EXHIBIT C

THE GOODYEAR TIRE & RUBBER COMPANY EXECUTIVE OFFICER CASH SEVERANCE POLICY

STATEMENT OF POLICY

If The Goodyear Tire & Rubber Company (the “Company”) enters into or adopts a New Severance Arrangement with or for the benefit of an Executive Officer that provides for Cash Severance Payments exceeding 2.99 times the sum of the Base Salary and the Target Bonus of the Executive Officer, then the Company will include a vote on the approval of that New Severance Arrangement, on an advisory basis, no later than at its next Annual Meeting of Shareholders.

DEFINITIONS

As used in this Policy, the following definitions shall apply:

1. “Base Salary” means an Executive Officer’s annual rate of base salary as in effect from time-to-time (determined without regard to any reduction that would be considered grounds for “Good Reason” under the Severance Plan).

2. “Cash Severance Payments” means cash payments: (i) in respect of the termination of the Executive Officer’s employment prior to retirement; (ii) to secure an agreement not to compete with the Company or to otherwise take, or refrain from taking, specified actions following the termination of the Executive Officer’s employment; or (iii) to offset any tax liability in respect of any of the foregoing, and in each case includes lump sum payments and the estimated present value of any periodic payments following the date of termination. For the avoidance of doubt, “Cash Severance Payments” do not include: (a) the payment, vesting, acceleration or other handling of awards granted prior to the Executive Officer’s termination of employment under stockholder-approved plans, (b) the payment or vesting of accrued amounts or benefits under any qualified or non-qualified retirement plan or arrangement, including, without limitation, pension plans, cash balance plans, 401(k) plans, voluntary deferral plans, defined contribution plans, defined benefit plans, supplemental retirement plans, excess benefit plans or similar plans or arrangements, (c) the provision of insurance, disability, health and welfare plan coverage and other non-cash benefits generally available to similarly-situated employees, (d) interest required to be paid on Cash Severance Payments, (e) accrued but unpaid bonus for any performance period that ended prior to the termination date, (f) accrued but unpaid Base Salary or paid time-off through the termination date and reimbursement for any expenses validly incurred prior to the termination date, (g) the vesting of any sign-on or similar bonus (or the waiver of any obligation to repay such amount) that was provided at the time of hiring of the Executive Officer, (h) payment in respect of an Executive Officer’s prorated bonus for the year of termination, whether paid based on actual results or at target, (i) indemnification payments required under the Company’s governing documents, or (j) payments made in settlement of litigation or claims made against the Company.

3. “Effective Date” means February 2, 2023.

4. “Executive Officer” means any person who is or becomes an officer of the Company or a subsidiary thereof who is required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

108

5. “New Severance Arrangement” means any employment, retention, severance or separation agreement, or severance plan or policy, entered into or adopted after the Effective Date (subject to (c) below), to the extent it provides Cash Severance Payments. For the sake of clarity: (a) any amendment to an employment, retention, severance or separation agreement, or severance plan or policy, that is in effect on the Effective Date that has the effect of increasing the Cash Severance Payments available thereunder shall be considered a New Severance Arrangement for purposes of this Policy, provided that any amendment to an existing agreement that increases an Executive Officer’s base salary or incentive compensation target opportunity shall not, in any event, be deemed to increase the Cash Severance Payments under such agreement; (b) any renewal or extension of an employment, retention, severance or separation agreement, or severance plan or policy, in effect on the Effective Date (including any automatic renewal of the term of the Severance Plan) shall not be considered a New Severance Arrangement or an amendment thereto for purposes of this Policy; and (c) an employment, retention, severance or separation agreement, or severance plan or policy, that is assumed by the Company as a result of a business combination or acquisition shall not be considered a New Severance Arrangement or an amendment thereto for purposes of this Policy.

6. “Policy” means this Executive Officer Cash Severance Policy.

7. “Severance Plan” means The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time-to-time.

8. “Target Bonus” means the Executive Officer’s target bonus opportunity under the Company’s annual incentive plan for the year of termination; provided that if no target bonus opportunity has been established for that year, then the “Target Bonus” shall be the Executive Officer’s target bonus opportunity under the Company’s annual incentive plan for the year immediately preceding the year of termination (in each case determined without regard to any reduction that would be considered grounds for “Good Reason” under the Severance Plan).

ADMINISTRATION

The Human Capital and Compensation Committee of the Board of Directors shall administer the Policy. Subject to the provisions of the Policy and applicable law, the Human Capital and Compensation Committee shall have the sole and plenary authority to make any determination and take any other action that it in good faith deems necessary or advisable for the administration of the Policy, including, without limitation, determining the present value of any amounts payable over time. All determinations, interpretations and other decisions under or with respect to the Policy shall be within the sole discretion of the Human Capital and Compensation Committee, may be made at any time, and shall be final, conclusive and binding upon all interested individuals or entities.

AMENDMENT AND WAIVER

Each of the Board of Directors and the Human Capital and Compensation Committee shall have the right to amend, waive or terminate this Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company, provided that any such action shall be disclosed in a filing with the Securities and Exchange Commission.

* * * * *

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THE GOODYEAR TIRE & RUBBER COMPANY 200 Innovation Way Akron, Ohio 44316

Goodyear is one of the world’s leading tire companies, with operations in most regions of the world. Goodyear develops, manufactures, distributes and sells tires for most applications. It also manufactures and sells rubber-related chemicals for various applications. Goodyear is one of the world’s largest operators of commercial truck service and tire retreading centers. It operates approximately

950 retail outlets where it offers its products for sale to consumer and commercial customers and provides repair and other services. Goodyear manufactures its products in 57 facilities in 23 countries. It has marketing operations in almost every country around the world. It employs approximately 74,000 people worldwide.

        C/O COMPUTERSHARE TRUST COMPANY, N.A.

        P.O. BOX 43078

        PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01390-Z84557                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors recommends that you vote FOR the election of all Nominees.

1.	Election of Directors

	Nominees:	For	Against	Abstain

1a.	Norma B. Clayton	☐	☐	☐

1b.	James A. Firestone	☐	☐	☐

1c.	Werner Geissler	☐	☐	☐

1d.	Laurette T. Koellner	☐	☐	☐

1e.	Richard J. Kramer	☐	☐	☐

1f.	Karla R. Lewis	☐	☐	☐

1g.	Prashanth Mahendra-Rajah	☐	☐	☐

1h.	John E. McGlade	☐	☐	☐

1i.	Roderick A. Palmore	☐	☐	☐

1j.	Hera K. Siu	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

		For	Against	Abstain

1k.	Michael R. Wessel	☐	☐	☐

1l.	Thomas L. Williams	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 4 and 5, and 1 YEAR on proposal 3.

2.	Advisory vote to approve executive compensation.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on frequency of future shareholder votes regarding executive compensation. ☐	☐	☐	☐
		For	Against	Abstain

4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

5.	Company Proposal re: amending its Articles to eliminate statutory supermajority vote requirements.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST the following proposal.

6.	Shareholder Proposal re: Shareholder Ratification of Excessive Termination Pay.	☐	☐	☐

Please sign name exactly as it appears above. Each joint owner should sign.Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

The undersigned hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS

THE GOODYEAR TIRE & RUBBER COMPANY

APRIL 10, 2023

4:30 P.M.

SHERATON SUITES

AKRON/CUYAHOGA FALLS

1989 FRONT STREET

CUYAHOGA FALLS, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2023 Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

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V01391-Z84557

THE GOODYEAR TIRE & RUBBER COMPANY

PROXY FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints David E. Phillips, Darren R. Wells and Daniel T. Young and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at Sheraton Suites, Akron/Cuyahoga Falls, 1989 Front Street, Cuyahoga Falls, Ohio, on Monday, April 10, 2023, at 4:30 P.M., Eastern time, and at any and all adjournments thereof; with the power to vote said shares for the election of twelve Directors of the Company, upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR proposals 2, 4 and 5, 1 YEAR on proposal 3 and AGAINST proposal 6.

If you plan to attend the 2023 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

        C/O COMPUTERSHARE TRUST COMPANY, N.A.

        P.O. BOX 43078

        PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01392-Z84557                             KEEP THIS PORTION FOR YOUR RECORDS

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THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors recommends that you vote FOR the election of all Nominees.

1.	Election of Directors

	Nominees:	For	Against	Abstain

1a.	Norma B. Clayton	☐	☐	☐

1b.	James A. Firestone	☐	☐	☐

1c.	Werner Geissler	☐	☐	☐

1d.	Laurette T. Koellner	☐	☐	☐

1e.	Richard J. Kramer	☐	☐	☐

1f.	Karla R. Lewis	☐	☐	☐

1g.	Prashanth Mahendra-Rajah	☐	☐	☐

1h.	John E. McGlade	☐	☐	☐

1i.	Roderick A. Palmore	☐	☐	☐

1j.	Hera K. Siu	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

		For	Against	Abstain
1k.	Michael R. Wessel	☐	☐	☐

1l.	Thomas L. Williams	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 4 and 5, and 1 YEAR on proposal 3.

2.	Advisory vote to approve executive compensation.	☐	☐	☐

	1Year	2Years	3Years	Abstain

3.	Advisory vote on frequency of future shareholder votes regarding executive compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

5.	Company Proposal re: amending its Articles to eliminate statutory supermajority vote requirements.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST the following proposal.

6.	Shareholder Proposal re: Shareholder Ratification of Excessive Termination Pay.	☐	☐	☐

Authorization: I acknowledge receipt of the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS

THE GOODYEAR TIRE & RUBBER COMPANY

APRIL 10, 2023

4:30 P.M.

SHERATON SUITES

AKRON/CUYAHOGA FALLS

1989 FRONT STREET

CUYAHOGA FALLS, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2023 Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

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V01393-Z84557

CONFIDENTIAL VOTING INSTRUCTIONS 2023 ANNUAL MEETING OF SHAREHOLDERS

FOR EMPLOYEE SAVINGS AND OTHER PLANS

Solicited on Behalf of the Board of Directors

April 10, 2023

The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 10, 2023, are delivered herewith.

Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 14, 2023.

As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.

I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan on February 14, 2023, at the Annual Meeting of Shareholders to be held on April 10, 2023, and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors, FOR proposals 2, 4 and 5, 1 YEAR on proposal 3 and AGAINST proposal 6.

If you plan to attend the 2023 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.